Exhibit 4.1

                     Form of Pooling and Servicing Agreement

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                                Home Equity Loan
                              [Senior/Subordinate]
                            Asset Backed Certificates
                                  Series 199_-_


                         POOLING AND SERVICING AGREEMENT


                                      among


                  THE CIT GROUP SECURITIZATION CORPORATION III
                                  as Depositor,


                      THE CIT GROUP/CONSUMER FINANCE, INC.
                         as Seller and Master Servicer,


                                       and


                                    [TRUSTEE]
              not in its individual capacity but solely as Trustee


                          Dated as of ___________, 199_


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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS .........................................................1
  SECTION 1.01.  General ......................................................1
  SECTION 1.02.  Specific Terms................................................1

ARTICLE II ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS......................15
  SECTION 2.01.  Closing .....................................................15
  SECTION 2.02.  Conditions of the Closing....................................15
  SECTION 2.03.  Acceptance by Trustee........................................16
  SECTION 2.04.  REMIC Designations...........................................17
  SECTION 2.05.  REMIC Tax Matters............................................17
  SECTION 2.06.  REMIC Certificate Maturity Date..............................17

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................18
  SECTION 3.01.  Representations and Warranties Regarding
                 CIT Consumer Finance.........................................18
  SECTION 3.02.  Representations and Warranties Regarding
                 Each Mortgage Loan...........................................19
  SECTION 3.03.  Representations and Warranties Regarding
                 the Mortgage Loans in the Aggregate..........................21
  SECTION 3.04.  Representations and Warranties Regarding
                 the Mortgage Loan Files......................................22
  SECTION 3.05.  Repurchase of Mortgage Loans or Substitution of
                 Mortgage Loans for Breach of Representations and Warranties..22

ARTICLE IV PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS........25
  SECTION 4.01.  Custody of Mortgage Loans....................................25
  SECTION 4.02.  Filings......................................................26
  SECTION 4.03.  Name Change or Relocation....................................26
  SECTION 4.04.  Chief Executive Office.......................................26
  SECTION 4.05.  Costs and Expenses...........................................27

ARTICLE V SERVICING OF CONTRACTS..............................................28
  SECTION 5.01.  Responsibility for Mortgage Loan Administration..............28
  SECTION 5.02.  Standard of Care.............................................28
  SECTION 5.03.  Records......................................................28
  SECTION 5.04.  Inspection; Computer Tape....................................28
  SECTION 5.05.  Certificate Account..........................................29
  SECTION 5.06.  Enforcement..................................................31
  SECTION 5.07.  Trustee to Cooperate.........................................32
  SECTION 5.08.  Costs and Expenses...........................................32
  SECTION 5.09.  Maintenance of Insurance.....................................32
  SECTION 5.10.  REMIC Compliance.............................................33

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  SECTION 5.11.  Foreclosure..................................................35

ARTICLE VI REPORTS............................................................36
  SECTION 6.01.  Monthly Reports to the Trustee...............................36
  SECTION 6.02.  Certificate of Servicing Officer.............................36
  SECTION 6.03.  Other Data...................................................36
  SECTION 6.04.  Annual Report of Accountants.................................36
  SECTION 6.05.  Statements to Certificateholders.............................36

ARTICLE VII SERVICE TRANSFER..................................................38
  SECTION 7.01.  Event of Termination.........................................38
  SECTION 7.02.  Transfer.....................................................38
  SECTION 7.03.  Trustee to Act; Appointment of Successor.....................39
  SECTION 7.04.  Notification to Certificateholders and to Rating Agency......40
  SECTION 7.05.  Effect of Transfer...........................................40
  SECTION 7.06.  Transfer of Certificate Account..............................40

ARTICLE VIII DISTRIBUTIONS AND WITHDRAWALS FROM CERTIFICATE ACCOUNT...........42
  SECTION 8.01.  Monthly Distributions........................................42
  SECTION 8.02.  Permitted Withdrawals from the Certificate Account...........43
  SECTION 8.03.  Repurchase Option............................................44
  [SECTION 8.04.  Credit Enhancement for [Class A] [Class B] Certificates.
                 [Text to be provided.] ].....................................45

ARTICLE IX THE CERTIFICATES...................................................48
  SECTION 9.01.  The Certificates.............................................48
  SECTION 9.02.  Registration of Transfer and Exchange of Certificates........48
  SECTION 9.03.  No Charge; Disposition of Void Certificates..................51
  SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen Certificates............51
  SECTION 9.05.  Persons Deemed Owners........................................52
  SECTION 9.06.  Access to List of Certificateholders' Names and Addresses....52
  SECTION 9.07.  Authenticating Agents........................................52

ARTICLE X INDEMNITIES.........................................................54
  SECTION 10.01.  Liabilities to Mortgagors...................................54
  SECTION 10.02.  Tax Indemnification.........................................54
  SECTION 10.03.  Master Servicer's Indemnities...............................54
  SECTION 10.04.  Operation of Indemnities....................................54

ARTICLE XI THE TRUSTEE........................................................55
  SECTION 11.01.  Duties of Trustee...........................................55
  SECTION 11.02.  Certain Matters Affecting the Trustee.......................56
  SECTION 11.03.  Trustee Not Liable for Certificates or Mortgage Loans.......57
  SECTION 11.04.  Rights of Certificateholders to Direct
                  Trustee and to Waive Events of Termination..................57

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  SECTION 11.05.  Master Servicer to Pay Trustee's Fees and Expenses..........61
  SECTION 11.06.  Eligibility Requirements for Trustee........................61
  SECTION 11.07.  Resignation or Removal of Trustee...........................62
  SECTION 11.08.  Successor Trustee...........................................62
  SECTION 11.09.  Merger or Consolidation of Trustee..........................60
  SECTION 11.10.  Mortgagor Claims............................................60
  SECTION 11.11.  Separate Trustees and Co-Trustees...........................61
  SECTION 11.12.  Trustee May Own Certificates................................62
  SECTION 11.13.  Agents of Trustee...........................................62

ARTICLE XII MISCELLANEOUS  65
   SECTION 12.01.  Master Servicer Not To Resign..............................63
   SECTION 12.02.  Maintenance of Officer or Agency...........................63
   SECTION 12.03.  Termination................................................63
   SECTION 12.04.  Acts of Certificateholders.................................65
   SECTION 12.05.  Calculations...............................................66
   SECTION 12.06.  Assignment or Delegation by the Master Servicer;
                   Merger or Consolidation of the Company, CIT Consumer
                   Finance or the Master Servicer.............................66
   SECTION 12.07.  Amendment..................................................67
   SECTION 12.08.  Contribution of Assets.....................................78
   SECTION 12.09.  Notices....................................................69
   SECTION 12.10.  Merger and Integration.....................................70
   SECTION 12.11.  Headings...................................................70
   SECTION 12.12.  Governing Law..............................................70
   SECTION 12.13.  Counterparts...............................................70
 Exhibit A [FORM OF CLASS A CERTIFICATE].......................................1
 Exhibit B [Form of Class B Certificate].......................................1
 Exhibit C [FORM OF CLASS R CERTIFICATE].......................................1
 Exhibit D [FORM OF ASSIGNMENT]................................................1
 Exhibit E THE CIT GROUP/CONSUMER FINANCE, INC. CERTIFICATE OF OFFICERS........1
 Exhibit F [FORM OF OPINION OF COUNSEL FOR THE CIT GROUP/
CONSUMER FINANCE, INC.]........................................................1
 Exhibit G FORM OF TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION..................1
 Exhibit H THE CIT GROUP/CONSUMER FINANCE, INC. CERTIFICATE
OF SERVICING OFFICERS..........................................................1
 Exhibit I-1 THE CIT GROUP/CONSUMER FINANCE, INC.
CERTIFICATE REGARDING REPURCHASED CONTRACTS....................................1
 Exhibit J FORM OF INVESTMENT LETTER...........................................1
 Exhibit K-1 [FORM OF TRANSFEROR'S CERTIFICATE]................................1
 Exhibit L THE CIT GROUP SECURITIZATION CORPORATION III HOME
EQUITY LOAN SENIOR/SUBORDINATE ASSET BACKED CERTIFICATES,
SERIES 199_ MONTHLY REPORT.....................................................1
 EXHIBIT M FORM OF TRANSFER AFFIDAVIT..........................................1
 EXHIBIT N LIST OF MORTGAGE LOANS..............................................1


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     AGREEMENT, dated as of _________ ___, ____, among The CIT Group
Securitization Corporation III, as Depositor (together with its permitted successors and assigns, the "Company"), The CIT Group/Consumer Finance, Inc., a corporation organized and existing under the laws of the State of Delaware, as Seller and Master Servicer (in its individual capacity, "CIT Consumer Finance," or, together with its permitted successors and assigns, the "Master Servicer"), and , a _____________________ organized and existing under the laws of ______________, not in its individual capacity but solely as Trustee (together with permitted successors and assigns, the "Trustee").

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. GeneralSECTION 1.01. General.

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

     SECTION 1.02. Specific TermsSECTION 1.02. Specific Terms.

     "Advance Payment" means any payment by an Mortgagor in advance of the Due Period in which it would be due under such Mortgage Loan and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Pooling and Servicing Agreement.

     "Amount Available" means, as to any Distribution Date, an amount equal to
(a) the amount on deposit (or which would have been on deposit on such day but for the operation of the penultimate sentence of Section 5.05(a)) in the Certificate Account as of the close of business on the last day of the related Due Period less (b) the sum, as of the close of business on the Business Day preceding such Distribution Date, of (i) the Amount Held for Future Distribution, and (ii) amounts permitted to be withdrawn by the Master Servicer from the Certificate Account in respect of the Mortgage Loans pursuant to clauses (b) - (g), inclusive, of Section 8.02.

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     "Amount Held for Future Distribution" means, as to any Distribution Date, the total of the amounts on deposit (or which would have been on deposit on such day but for the operation of the penultimate sentence of Section 5.05(a)) in the Certificate Account as of the close of business on the last day of the related Due Period on account of Advance Payments in respect of such Due Period.

     "Applicants" has the meaning assigned in Section 9.06.

     "Appraised Value" means, with respect to any Mortgaged Property, the value of such Mortgaged Property as determined by a professional appraiser (who may be an employee of CIT Consumer Finance).

     "Assumption Fee" means any assumption or other similar fee paid by the Mortgagor on a Mortgage Loan.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which national banking institutions in the States of Oklahoma, __________ or New York are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Certificate" means a Home Equity Loan Asset Backed Certificate executed and delivered by the Trustee substantially in the form of Exhibits A, B or C.

     "Certificate Account" means a separate trust account maintained in the name of the Trust in an Eligible Institution.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Class A Certificate [and any Class B Certificate] registered in the name of the Mortgage Loan Seller, the Master Servicer or any Affiliate of the Mortgage Loan Seller or the Master Servicer shall be deemed not to be outstanding, and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the

                                      -2-

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requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained unless all the Class A Certificates [or all the Class B Certificates] are held by such Persons; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand only Class A Certificates [and Class B Certificates] which the Trustee knows to be so owned shall be so disregarded.

     "Class," "Class A," ["Class B"] or "Class R" means pertaining to Class A Certificates[, Class B Certificates] and/or Class R Certificates, as the case may be.

     "Class A Certificate" means any one of the certificates executed and delivered by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC Provisions[, which certificates shall be senior to the Class B Certificates].

     "Class A Certificate Balance" means, as to any Distribution Date, the Original Class A Certificate Balance less all amounts previously distributed to Holders of Class A Certificates on account of principal.

     "Class A Interest Distribution Amount" means, as to any Distribution Date, an amount equal to the sum of (a) one month's interest at the Class A Pass-Through Rate on the Class A Certificate Balance and (b) the Unpaid Class A Interest Shortfall, if any, for such Distribution Date.

     "Class A Interest Shortfall" means, as to any Distribution Date, any amount by which the amount distributed to Holders of the Class A Certificates on such Distribution Date is less than the Class A Interest Distribution Amount for such Distribution Date.

     "Class A Pass-Through Rate" means ____% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     ["Class B Certificate" means any one of the certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit B hereto and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC Provisions which certificates shall be subordinate to the Class A Certificates.](1)

     ["Class B Certificate Balance" means, as to any Distribution Date, the Original Class B Certificate Balance minus the sum of all amounts previously distributed to Class B Certificateholders on account of principal.]

     ["Class B Enhancement Payment" means _______________.]


----------
(1) Class B definitions apply only wherer the regular interests in the REMIC are represented by a senior (Class A) and a subordinated (Class B) class.

                                      -3-
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     ["Class B Interest Distribution Amount" means, as to any Distribution Date, the sum of (a) one month's interest at the Class B Pass-Through Rate on the Class B Certificate Balance and (b) the Unpaid Class B Interest Shortfall, if any, for such Distribution Date.]

     ["Class B Interest Shortfall" means, as to any Distribution Date, any amount by which the amount distributed to Holders of Class B Certificates on such Distribution Date is less than the Class B Interest Distribution Amount for such Distribution Date.]

     ["Class B Pass-Through Rate" means ____% per annum, computed on the basis of a 360-day year of twelve 30-day months.]

     ["Class B Principal Loss Liquidation Amount" means, as to any Distribution Date prior to the Cross-over Date, the amount, if any, by which the sum of the Class A Certificate Balance and the Class B Certificate Balance for such Distribution Date exceeds the Pool Scheduled Certificate Balance for such Distribution Date.]

     "Class R Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit C hereto and evidencing an interest designated as a "residual interest" in the Trust for purposes of the REMIC Provisions.

     "Class R Certificateholder" means the person in whose name a Class R Certificate is registered on the Certificate Register.

     "Class R Distribution Amount" means, as to any Distribution Date, the amount, if any, payable to the Holders of the Class R Certificates pursuant to subsection 8.01(c)(iii).

     "Closing Date" means _________ __, 199_.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Computer Tape" means the computer tape generated by the Master Servicer which provides information relating to the Mortgage Loans, and includes the master file and the history file.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

     "Cross-over Date" means the Distribution Date on which the Class A Certificate Balance (after giving effect to the distributions and adjustments on the Class A Certificates on such Distribution Date) is reduced to zero.

     "Cut-off Date" means _____________, 199_.

     "Cut-off Date Pool Certificate Balance" means the aggregate of the Cut-off Date Certificate Balances of the Mortgage Loans.

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     "Cut-off Date Certificate Balance" means, as to any Mortgage Loan, the unpaid Scheduled Certificate Balance thereof at the Cut-off Date.

     "Defaulted Mortgage Loan" means, with respect to any Due Period, a Mortgage Loan in respect of which payments exceeding $25 in the aggregate were delinquent 120 days or more as of the last day of such Due Period, provided that any Mortgage Loan in respect of which such delinquencies were permitted by the Soldiers' and Sailors' Relief Act of 1940 shall not be deemed a Defaulted Mortgage Loan.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the third Business Day prior to each Distribution Date during the term of this Agreement.

     "Distribution Date" means the _____________ day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing __________ __, 199_.

     "Due Date" means, as to any Mortgage Loan, the date of the month on which the scheduled monthly payment for such Mortgage Loan is due.

     "Due Period" means, as to any Distribution Date, the period commencing on the 26th day of the month (or, if the 25th day of such month is not a Business Day, the day following the first preceding Business Day) in the second month preceding the month of such Distribution Date (or the Cut-off Date, in the case of the first Distribution Date) and ending on the 25th day of the month (or, if such day is not a Business Day, the preceding Business Day) in the month preceding the month of such Distribution Date.

     "Electronic Ledger" means the electronic master record of installment sales contracts of the Master Servicer.

     "Eligible Institution" means the Trustee or any depository institution or trust company (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (presently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short term securities or unsecured long-term debt has been rated [A-1 or higher by Standard & Poor's and P-1 or higher by Moody's] in the case of short term securities, or in one of the two highest rating categories by [Standard & Poor's and Moody's] in the case of unsecured long-term debt.

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     "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Master Servicer" means CIT Consumer Finance or any Person qualified to act as Master Servicer of the Mortgage Loans under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of mortgage loans.

     "Eligible Substitute Mortgage Loan" means, as to any Replaced Mortgage Loan for which such Eligible Substitute Mortgage Loan is being substituted pursuant to Section 3.05(b), a Mortgage Loan that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing
Date) in Section 3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Certificate Balance that is not greater than the Scheduled Certificate Balance of such Replaced Mortgage Loan, (c) has a Mortgage Loan Rate that is at least equal to the Mortgage Loan Rate of such Replaced Mortgage Loan and (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Mortgage Loan. Notwithstanding the foregoing, in the event that on any date more than one Eligible Substitute Mortgage Loan is substituted for one or more Replaced Mortgage Loans, the requirement set forth in clause (b) above with respect to the Scheduled Certificate Balance may be satisfied if the aggregate of the Scheduled Certificate Balances of such Eligible Substitute Mortgage Loans is not greater than the aggregate of the Scheduled Certificate Balances of such Replaced Mortgage Loans, the requirement set forth in clause (c) above with respect to the Mortgage Loan Rate may be satisfied if the weighted average Mortgage Loan Rate of such Eligible Substitute Mortgage Loans is at least equal to the weighted average Mortgage Loan Rate of such Replaced Mortgage Loans; and the requirement set forth in clause (d) above with respect to remaining term to scheduled maturity may be satisfied if the weighted average remaining term to scheduled maturity of such Eligible Substitute Mortgage Loans is not greater than the weighted average remaining term to scheduled maturity of such Replaced Mortgage Loans.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "Extension Fee" means any extension or other similar fee paid by the Mortgagor on a Mortgage Loan.

     "Final Distribution Date" means the Distribution Date on which the final distribution in respect of Certificates is made pursuant to Section 12.03.

     "Formula Principal Distribution Amount" means, as to any Distribution Date, the sum of (i) in the case of each Mortgage Loan which is a Precomputed Mortgage Loan, all scheduled payments of principal due on each Outstanding Mortgage Loan during the Due Period which ends during the month preceding the month in which such Distribution Date occurs as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy of an Mortgagor or similar proceeding or any moratorium or similar waiver or grace period) and, in the case of each Mortgage Loan which is a simple interest Mortgage Loan, any payments in respect of principal received during such Due Period; (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding Due Period; (iii) the Scheduled Certificate Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during such preceding Due Period; and (iv) the Scheduled Certificate Balance of each Mortgage Loan which was repurchased immediately prior to such Distribution Date pursuant to Section 3.05.

     "Hazard Insurance Policy" means, with respect to each Mortgage Loan, the policy of fire and extended coverage insurance (and federal flood insurance, if the Mortgaged Property is located in a federally designated special flood area) required to be maintained for the related Mortgaged Property, as provided in
Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Master Servicer in accordance with the terms and conditions of said Section 5.09.

     "Holder" has the same meaning as "Certificateholder".

     "Independent" means, with respect to any specified Person, any person or firm rendering an opinion at Closing or any Person who (a) is in fact independent of the specified Person, (b) does not have any direct financial interest or any material indirect financial interest in the specified Person or any Affiliate of the specified Person (other than acting as outside counsel for the specified Person or such Affiliate), and (c) is not connected with the specified Person as an officer, employee, promoter, underwriter, trustee, partner, director (other than a law firm a member of which is a director) or person performing similar functions. Except with respect to any person or firm rendering an opinion at the Closing, whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such person shall be approved by the Trustee and such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

     "Late Payment Fees" means late payment fees paid by Mortgagors on Mortgage Loans.

     "Liquidated Mortgage Loan" means any Defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Master Servicer in connection with the liquidation of any Defaulted Mortgage Loan.

     "Liquidation Proceeds" means cash (including Insurance Proceeds) received in connection with the liquidation of Defaulted Mortgage Loans, whether through foreclosure sale or otherwise.

     "List of Mortgage Loans" means the list attached hereto as Exhibit N identifying each Mortgage Loan constituting part of the corpus of the Trust, which list (a) identifies each Mortgage Loan and (b) sets forth as to each Mortgage Loan (i) the Cut-off Date Certificate Balance, (ii) the amount of monthly payment due from the Mortgagor, (iii) the Mortgage Loan Rate and (iv) the maturity date.

     "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the original principal amount thereof divided by the Original Value of the Mortgaged Property.

     "Monthly Report" has the meaning assigned in Section 6.05. The forms of the Monthly Report for the Certificates are attached as Exhibit L hereto.

     "Monthly Servicing Fee" means, as to any Distribution Date, one-twelfth of the product of ____% and the Pool Scheduled Certificate Balance for such Distribution Date.

     ["Moody's" means Moody's Investors Service Inc. or any successor thereto.]

     "Mortgage" means the mortgage or deed of trust creating a first lien on an estate in fee simple in the real property securing a Mortgage Loan.

     "Mortgaged Property" means the property subject to a Mortgage.

     "Mortgage Loan(s)" means one or more of the mortgage loans described in the List of Mortgage Loans, which constitute part of the corpus of the Trust, and which Mortgage Loans are to be assigned by the Company to the Trustee; including, without limitation, all related security interests, collateral, liens, insurance policies and guarantees of the obligations of the related Mortgagor and any and all rights to receive payments which are due, in the case of Precomputed Mortgage Loans, or received, in the case of simple interest Mortgage Loans, pursuant thereto from and after the Cut-off Date, but excluding any rights to receive payments which are due, in the case of Precomputed Mortgage Loans, or received, in the case of Simple Interest contracts, pursuant thereto prior to the Cut-off Date.

     "Mortgage Loan File" means, as to each Mortgage Loan (a) the original copy of the Mortgage Loan, (b) the original Mortgage and [(c) each assignment of the Mortgage Loan evidencing the chain of title of the Mortgage Loan from the originator thereof (if other than CIT Consumer Finance) to CIT Consumer Finance,] and (d) any extension, modification or waiver agreement(s).

     "Mortgage Loan Holders' Errors and Omissions Protection Policy" means the contract holders' errors and omissions policy maintained by the Master Servicer or any similar replacement policy, if any, pursuant to Section 5.09(c).

     ["Mortgage Loan Originator" means _____________________.]

     "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement, dated as of __________ __, 199_ between CIT Consumer Finance and the Company, providing for the sale of the Mortgage Loans from CIT Consumer Finance to the Company.

     "Mortgage Loan Rate" means, with respect to any particular Mortgage Loan, the rate of interest specified in that Mortgage Loan and computed on a precomputed basis with an actuarial rebate of unearned interest upon prepayment, provided that the rebate upon prepayment of Mortgage Loans originated in California and Oklahoma may be computed on the simple interest method if so required by applicable law or regulations.

     "Mortgage Loan Seller" means CIT Consumer Finance.

     "Mortgagor" means each Person who is indebted under a Mortgage Loan.

     "Net Liquidation Loss" means, with respect to a Liquidated Mortgage Loan, the amount, if any, by which (a) the outstanding Certificate Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon to the date on which such Liquidated Mortgage Loan became a Liquidated Mortgage Loan exceeds
(b) the Net Liquidation Proceeds for such Liquidated Mortgage Loan.

     "Net Liquidation Proceeds" means, as to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Officers' Certificate" means a certificate signed by the chairman of the board, president or any vice president of the Master Servicer and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel acceptable to the Trustee, who may be counsel for the Master Servicer, except that any opinion of counsel relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel Independent with respect to the Company and the Master Servicer.

     "Original Class A Certificate Balance" means $_____________.

     ["Original Class B Certificate Balance" means $____________.]

     ["Originating Institution" means _________________.]

     ["Original Value" means _________________.]



                  "Outstanding Mortgage Loan" means, as to any Due Period, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Period, which did not become a Liquidated Mortgage Loan prior to such Due Period, which was not purchased prior to such Due Period pursuant to Section 3.05 and the scheduled maturity date (as it existed on the Cut-off Date) of which has not occurred prior to such Due Period.

     "Ownership Interest" means with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.05(a) or pursuant to
Section 3.05(b).

     "Paying Agent" has the meaning assigned in Section 8.01(e).

     "Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, in the case of the Class A Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the aggregate denomination of all Class A Certificates (which equals the Original Class A Certificate Balance) [and the aggregate denomination of all Class B Certificates (which equals the Original Class B Certificate Balance) in the case of the Class B Certificates] and, in the case of the Class R Certificates, being equal to the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%.

     "Permitted Transferee" means, as to any Class R Certificateholder or any other prospective transferee of a Class R Certificate, any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (b) an organization (other than a cooperative described in Section 521 of the Code) which would not be subject to tax under the Code (including the tax on unrelated business taxable income, as defined in Section 512(a)(1) of the Code) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, or (c) an organization which is engaged in furnishing electrical energy, or providing telephone service, to persons in rural areas (as described in Section 1381(a)(2)(C) of the Code). The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or any successor provision. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if all of the activities are subject to tax, and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the aggregate Certificate Balance of each Class of Certificates at such time and the denominator of which is the Cut-off Date Pool Certificate Balance.

     "Pool Scheduled Certificate Balance" means, as to any Distribution Date, the aggregate of the Scheduled Certificate Balance of each Mortgage Loan that was an Outstanding Mortgage Loan on the last day of the Due Period next preceding such Distribution Date.

     "Precomputed Mortgage Loan" means any Mortgage Loan as to which its scheduled monthly payment for each Due Date is, by the terms thereof, applied to interest and principal in accordance with a precomputed allocation, regardless of whether such scheduled monthly payment is paid on such Due Date; provided that a Rule of 78s Mortgage Loan shall be deemed to be a Precomputed Mortgage Loan.

     "Principal Prepayment" means a payment or other recovery of principal on a Mortgage Loan (exclusive of Liquidation Proceeds) which is received in advance of its Due Date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Mortgage Loan) to reduce the outstanding principal amount due on such Mortgage Loan prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire Certificate Balance of a Mortgage Loan.

     "Qualified Bank" means any depositary institution whose unsecured long-term debt is rated at least __ by Rating Agency.

     ["Qualified Institutional Buyer" shall have the meaning specified in Rule 144A.]

     "Rating Agency" means _________________ or any successor thereto; provided that if [Rating Agency] no longer has a rating outstanding on any Class of the Certificates, then references herein to [Rating Agency] shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Master Servicer), and references herein to ratings by or requirements of [Rating Agency] shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Record Date" means the last Business Day of any calendar month.

     "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC Certificate Maturity Date" means the "latest maturity date" of the Class A Certificates [and Class B Certificates] as that term is defined in
Section 2.06.

     "REMIC Change of Law" means any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

     "REMIC Provisions" means provisions of the federal income tax law and the applicable state and local law relating to REMICs and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Disposition" means a disposition of REO Property, as described in
Section 5.10.

     "REO Property" means any Mortgaged Property acquired in a foreclosure.

     "Replaced Mortgage Loan" has the meaning given in Section 3.05(b).

     "Repurchase Event" shall mean (a) any Mortgage Loan being subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, (b) the operation of any of the terms of any Mortgage Loan or the exercise of any right thereunder (i) rendering such Mortgage Loan unenforceable in whole or in part or (ii) subjecting such Mortgage Loan to any right of rescission, setoff, counterclaim or defense, including the defense of usury; and in each case such condition materially adversely affects the Trust's interest in such Mortgage Loan.

     "Repurchase Price" means, with respect to a Mortgage Loan to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Mortgage Loan on the date of repurchase plus accrued and unpaid interest thereon at its Mortgage Loan Rate up to the Due Date in the month of such repurchase.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     ["Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time.]

     "Scheduled Certificate Balance" means (a) as to any Mortgage Loan which as a Precomputed Mortgage Loan and any Distribution Date or the Cut-off Date, the Certificate Balance of such Mortgage Loan as of the Due Date in the Due Period next preceding such Distribution Date or as of the Due Date next preceding the Cut-off Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Mortgagor or similar proceeding or any moratorium or similar waiver or grace period), after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Mortgagor, and
(b) as to any Mortgage Loan which is a simple interest Mortgage Loan and any Distribution Date or the Cut-off Date, the unpaid Certificate Balance thereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicing Fee" means, as to any Distribution Date, the sum of (a) the Monthly Servicing Fee for such Distribution Date, (b) any Late Payment Fees paid during the preceding calendar month, (c) any Extension Fees paid during the preceding calendar month, (d) any Assumption Fees paid during the preceding calendar month, and (e) any net investment earnings due to the Master Servicer as of such Distribution Date.

     "Servicing Officer" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans whose name appears on a list of servicing officers appearing in an Officers' Certificate furnished to the Trustee by the Master Servicer, as the same may be amended from time to time.

     "Simple Interest Mortgage Loan" means a Mortgage Loan as to which interest is calculated each day on the basis of the actual Certificate Balance outstanding on such day.

     ["Standard & Poor's" means Standard & Poor's Corporation or any successor thereto.]

     "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Treasury Regulations" means any proposed, temporary or final regulation promulgated under the Code.

     "Trust" means the trust created by this Agreement, the corpus of which consists of (a) all the rights, benefits, and obligations arising from and in connection with each Mortgage Loan and any related Mortgage, (b) all rights under any Hazard Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the creditor of such Mortgage Loan and proceeds from any Mortgage Loan Holders' Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Mortgaged Property, (c) all remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account, (d) all proceeds in any way derived from any of the foregoing items and (e) all documents contained in the Mortgage Loan Files [and (f) [description of credit enhancement, if any]].

     "Trustee's Fee" means the fees and expenses of the Trustee as described in
Section 11.05.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "Unpaid Class A Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the Class A Interest Shortfall for the prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date.

     ["Unpaid Class B Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the Class B Interest Shortfall for the prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date.]

                                   ARTICLE II

                  ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS

     SECTION 2.01. Closing.

     (a) There is hereby created, by the Company as settlor, a separate trust which shall be known as Home Equity Loan Asset Backed Certificate Trust 199_. [By the execution and delivery of this Agreement, the Company has agreed that it will elect, or cause an election to be made, to treat the pool of assets comprising the Trust as a REMIC.] The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of Certificateholders.

     (b) On the Closing Date, the Company shall sell, transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit D hereto (i) all the right, title and interest of the Company in and to the Mortgage Loans, including, without limitation, the security interest created thereby and any related Mortgages and all interest and principal received by the Company on or with respect to the Mortgage Loans (other than principal and interest due on the Mortgage Loans before the Cut-off Date or the date of origination, if later), (ii) all rights under any Hazard Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the creditor of such Mortgage Loan, (iii) the proceeds from any Mortgage Loan Holders' Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Mortgaged Properties, (iv) all documents contained in the Mortgage Loan Files, and (v) all proceeds in any way derived from any of the foregoing. The parties intend that the conveyance of the Company's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute an absolute sale.

     SECTION 2.02. Conditions of the Closing

     On or before the Closing Date, the Master Servicer shall deliver the following documents to the Trustee:

     (a) The List of Mortgage Loans.

     (b) A certificate of officers of CIT Consumer Finance, substantially in the form of Exhibit E hereto.

     (c) Opinions of counsel for CIT Consumer Finance, substantially in the form of Exhibit F hereto.

     (d) A letter from _________________, or another nationally recognized accounting firm that is Independent with respect to CIT Consumer Finance, stating that such firm has reviewed the Mortgage Loans on a statistical sampling basis [and, based on such sampling, concluding that the Mortgage Loans conform in all material respects to the List of Mortgage Loans, generally to a confidence level of ____%, with an error rate of ____%, specifying those Mortgage Loans which do not so conform].

     (e) Copies of resolutions of the board of directors of CIT Consumer Finance approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

     (f) Officially certified recent evidence of due organization and good standing of CIT Consumer Finance.

     (g) Evidence of filing with the appropriate office in the following jurisdictions of the following UCC-1 financing statements, each listing the Mortgage Loans: (i) UCC-1 financing statement executed by CIT Consumer Finance as debtor, naming the Company as secured party and filed in [New Jersey and Oklahoma] to perfect the sale from CIT Consumer Finance to the Company; (ii) UCC-1 financing statement executed by the Company as debtor, naming the Trustee as secured party and filed in [New Jersey and Oklahoma] to perfect the sale from the Company to the Trustee and (iii) such other filings under the UCC as may be appropriate.

     (h) A blanket assignment of the Mortgage Loans for each of the transfers specified in Section 2.02(g).

     (i) An Officers' Certificate listing the Master Servicer's Servicing Officers.

     (j) An Officers' Certificate stating that the Master Servicer has reviewed each Mortgage Loan and Mortgage Loan File and confirming that each Mortgage Loan and Mortgage Loan File conforms in all material respects to the List of Mortgage Loans, that each Mortgage Loan File is complete in all material respects, and that each Mortgaged Property securing a Mortgage Loan is covered by a Hazard Insurance Policy as required by Section 3.02(f).

     (k) Letter[s] from ______________ confirming that the Class __ Certificates have been assigned a rating of "__".

     [(l) Letters from [Rating Agency] confirming that the Class ___ Certificates have been assigned a rating of "___".]

     (m) Evidence of deposit in the Certificate Account of all funds received with respect to the Mortgage Loans from the Cutoff Date to the Closing Date, other than amounts due before the Cutoff Date, together with an Officer's Certificate to the effect that such amount is correct.

     (n) Any other documents or certificates that the Trustee may reasonably request.

     SECTION 2.03. Acceptance by TrusteeSECTION 2.03. Acceptance by Trustee. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit G hereto acknowledging conveyance of the Mortgage Loans, Mortgage Loan Files to the Trustee and declaring that the Trustee, through the Master Servicer, as custodian, pursuant to Section 4.01 hereof, will hold all Mortgage Loans that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders, and shall issue to or upon the order of the Company Certificates representing ownership of a beneficial interest in 100% of the Trust.

     SECTION 2.04. REMIC Designations

     The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code. The Company hereby designates each of the Class A Certificates [and the Class B Certificates] as a class of "regular interests", and the Class R Certificates as the single class of "residual interests" in the Trust for purposes of the REMIC Provisions.

     SECTION 2.05. REMIC Tax Matters

     The tax year of the Trust shall be the calendar year, and the Trust shall use the accrual method of reporting income and loss.

     SECTION 2.06. REMIC Certificate Maturity Date

     Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, and based upon certain assumptions described below, the "latest possible maturity date" of each of the Class A [and Class B] Certificates is no later than __________ __, ____. The foregoing date represents the date by which the Certificates would be reduced to zero as determined under a hypothetical scenario which assumes, among other things, that (i) no scheduled interest and principal payments on the Mortgage Loans are received after the respective Due Date, (ii) there are no principal prepayments and (iii) the Company and the Master Servicer will not exercise its option to purchase the Certificates pursuant to Section 8.03 of this Agreement and thereby cause a termination of the Trust pursuant to Section ______ of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties Regarding CIT Consumer
Finance.

     CIT Consumer Finance represents and warrants that:

     (a) Organization and Good Standing. CIT Consumer Finance is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CIT Consumer Finance is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CIT Consumer Finance.

     (b) Authorization; Binding Obligations. CIT Consumer Finance has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CIT Consumer Finance enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. CIT Consumer Finance is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CIT Consumer Finance.

     (d) No Violations. The execution, delivery and performance of this Agreement by CIT Consumer Finance will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of CIT Consumer Finance, or constitute a material breach of any mortgage, indenture, contract or other agreement to which CIT Consumer Finance is a party or by which CIT Consumer Finance may be bound.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CIT Consumer Finance threatened, against CIT Consumer Finance or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CIT Consumer Finance have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.02. Representations and Warranties Regarding Each Mortgage Loan

     The Mortgage Loans have been sold by CIT Consumer Finance to the Company pursuant to the Mortgage Loan Purchase Agreement. In connection with such sale, CIT Consumer Finance made the representations and warranties in Sections 3.02,
3.03 and 3.04 to the Company and assumed the obligations in Section 3.05. As a condition of the purchase by the Company, the Company has required that CIT Consumer Finance make such representations and warranties directly to the Trustee and the Certificateholders so that the Trustee may recover directly against CIT Consumer Finance on such representations and warranties rather than indirectly through claims by the Company against CIT Consumer Finance. Consequently, CIT Consumer Finance represents and warrants to the Trustee and the Certificateholders as to each Mortgage Loan as of the Closing Date (except as otherwise expressly stated):

     (a) List of Mortgage Loans. The information set forth in the List of Mortgage Loans is true and correct as of its date.

     (b) Payments. As of the Cut-off Date, the scheduled payment of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the Mortgagor (without any advance from CIT Consumer Finance or any Person acting at the request of CIT Consumer Finance) or was not delinquent for more than 60 days.

     (c) No Waivers. The terms of the Mortgage Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Mortgage Loan File.

     (d) Binding Obligation. The Mortgage Loan is the legal, valid and binding obligation of the Mortgagor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     (e) No Defenses. No right of rescission, setoff, counterclaim or defense, including the defense of usury, has been asserted with respect to the Mortgage Loan.

     (f) Insurance. The Mortgaged Property securing the Mortgage Loan is or will be covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full.

     (g) Origination. The Mortgage Loan was [either (i) was purchased by CIT Consumer Finance or an Originating Institution in the ordinary course of its business, (ii) originated by an Originating Institution in the ordinary course of its business or (iii)] originated by CIT Consumer Finance in the ordinary course of its business.

     (h) Lawful Assignment. The Mortgage Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Mortgage Loan to the Company under the Mortgage Loan Purchase Agreement, to the Trustee under this Agreement or pursuant to transfers of Certificates, or the ownership of the Mortgage Loans by the Trust, unlawful.

     (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Mortgage Loan have been complied with and such compliance is not affected by the Trust's ownership of the Mortgage Loans, and CIT Consumer Finance shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

     (j) Mortgage Loan in Force. The Mortgage Loan has not been satisfied or subordinated in whole or in part or rescinded, and the Mortgaged Property securing the Mortgage Loan has not been released from the lien of the Mortgage Loan in whole or in part.

     (k) Valid Security Interest. The Mortgage Loan creates a valid and enforceable perfected first priority security interest in favor of CIT Consumer Finance [(or, if CIT Consumer Finance is not the Mortgage Loan Originator, such Mortgage Loan Originator)] in the Mortgaged Property covered thereby as security for payment of the Cut-off Date Certificate Balance of such Mortgage Loan[, which security interest has been validly and effectively assigned to CIT Consumer Finance]. CIT Consumer Finance has assigned all of its right, title and interest in such Mortgage Loan, including the security interest in the Mortgaged Property covered thereby, to the Company, and the Company has assigned all of its right, title and interest in such Mortgage Loan and related Mortgaged Property to the Trustee. Subject to the effect of Section 4.02, the Trustee has and will have a valid and perfected and enforceable first priority security interest in such Mortgaged Property. The Trustee, pursuant to the sale in
Section 2.01, has and will have a valid and perfected ownership interest in such Mortgage Loan. Each Mortgage is a valid first lien on real property in favor of CIT Consumer Finance [(or, if CIT Consumer Finance is not the Mortgage Loan Originator, such Mortgage Loan Originator)] securing the amount owed by the Mortgagor under the Mortgage Loan subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Originator and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. CIT Consumer Finance has assigned to the Company, and the Company has assigned to the Trustee, all of its right, title and interest in such Mortgage. Subject to the effect of Section 4.02, the Trustee has and will have a valid and perfected and enforceable first priority security interest in such Mortgage. The Trustee, pursuant to the sale in Section 2.01, has and will have a valid and perfected ownership interest in such Mortgage.

     (l) Capacity of Parties. All parties to the Mortgage Loan had legal capacity to execute the Mortgage Loan.

     (m) Good Title. CIT Consumer Finance has not sold, assigned or pledged the Mortgage Loan to any person other than the Company and prior to the transfer of the Mortgage Loan by CIT Consumer Finance to the Company and the Company to the Trust, CIT Consumer Finance had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Mortgage Loan to the Company. The Company paid fair value to CIT Consumer Finance for the Mortgage Loan.

     (n) No Defaults. As of the Cut-off Date (or the date of origination, if later), there was no default, breach, violation or event permitting acceleration existing under the Mortgage Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Mortgage Loan (except payment delinquencies permitted by clause (b) above). CIT Consumer Finance has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (c) above.

     (o) No Liens. As of the Closing Date there are, to the best of CIT Consumer Finance's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property securing the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Loan.

     (p) Equal Installments. The Mortgage Loan [has a fixed Mortgage Loan Rate and provides for level monthly payments which fully amortize the loan over its term].

     (q) Enforceability. The Mortgage Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (r) Loan-to-Value Ratio. At the time of their origination, (i) all [but __%] of the Mortgage Loans had Loan-to-Value Ratios not greater than __% and
(ii) each of the Mortgage Loans had a Loan-to-Value Ratio not greater than 125%.

     (s) Qualified Mortgage for REMIC. Each Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     SECTION 3.03. Representations and Warranties Regarding the Mortgage Loans in the AggregateSECTION 3.03. Representations and Warranties Regarding the Mortgage Loans in the Aggregate.

     CIT Consumer Finance represents and warrants to the Trustee and the Certificateholders, that:

     (a) Amounts. The aggregate principal amounts payable by Mortgagors under the Mortgage Loans as of the Cut-off Date equal the Cut-off Date Pool Certificate Balance.

     (b) Characteristics. The Mortgage Loans have the following characteristics as of the Cut-off Date: (i) not more than __% of the Mortgage Loans are located in any one state (except Mortgage Loans secured by Mortgaged Properties located in ___________, which represent ___% of the Cut-off Date Pool Certificate Balance); (ii) not more than __% of the

Mortgage Loans by remaining Certificate Balance are secured by Mortgaged Properties located in an area with the same zip code; (iii) no Mortgage Loan has a remaining maturity of less than __ months or more than ___ months; (iv) the final scheduled payment date on the Mortgage Loan with the latest maturity is in _________, ____; (v) no more than __% of the Cut-off Date Pool Certificate Balance is attributable to loans for purchases of used Mortgaged Properties;
(vi) no Mortgage Loan was originated before _____ __, 19__; (vii) the Mortgage Loan Rate on each Mortgage Loan is not less than ___% and not greater than __%; and (viii) the Scheduled Certificate Balance of each Mortgage Loan is not less than $______.

     (c) Computer Tape. The Computer Tape made available by the Master Servicer was complete and accurate as of its date and includes a description of the same Mortgage Loans that are described in the List of Mortgage Loans.

     (d) Marking Records. By the Closing Date, CIT Consumer Finance has caused the portions of the Electronic Ledger relating to the Mortgage Loans constituting part of the Trust to be clearly and unambiguously marked to indicate that such Mortgage Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

     (e) No Adverse Selection. Except for the effect of the representations and warranties made in Section 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Mortgage Loans.

     SECTION 3.04. Representations and Warranties Regarding the Mortgage Loan Files.

     CIT Consumer Finance represents and warrants to the Trustee and the Certificateholders that:

     (a) Possession. Immediately prior to the Closing Date, CIT Consumer Finance will have possession of each original Mortgage Loan and the related Mortgage Loan File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CIT Consumer Finance to make, or to cause to be made, any delivery required in connection with the conveyance of the Mortgage Loans to the Company.

     (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Mortgage Loans and the Mortgage Loan Files to the Company are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05. Repurchase of Mortgage Loans or Substitution of Mortgage Loans for Breach of Representations and WarrantiesSECTION 3.05. Repurchase of Mortgage Loans or Substitution of Mortgage Loans for Breach of Representations and Warranties2.

     (a) Subject to Section 3.05(b), CIT Consumer Finance shall repurchase a Mortgage Loan, at its Repurchase Price, not later than 85 days after CIT Consumer Finance receives written notice from the Trustee or the Master Servicer, or not later than 90 days after CIT Consumer Finance otherwise becomes aware, of (i) a breach of any representation or warranty of CIT Consumer Finance set forth in Section 3.02 or 3.03 of this Agreement that materially adversely affects the Trust's interest in such Mortgage Loan and which breach has not been cured or (ii) the occurrence of a Repurchase Event which has not been cured. CIT Consumer Finance shall effect such repurchase by paying to the Master Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date in the month following the month in which the loan was repurchased the aggregate of the Repurchase Price of all Mortgage Loans that are required to be repurchased pursuant to the preceding sentence. With respect to any Mortgage Loan incorrectly described on the List of Mortgage Loans only with respect to remaining unpaid Certificate Balance, which CIT Consumer Finance would otherwise be required to repurchase pursuant to this Section 3.05, CIT Consumer Finance may, in lieu of repurchasing such Mortgage Loan, deposit in the Certificate Account, not later than one Business Day after the first Determination Date which is more than 90 days after CIT Consumer Finance becomes aware or receives written notice from the Trustee or the Master Servicer of such incorrect description, cash in an amount sufficient to cure such deficiency or discrepancy. CIT Consumer Finance shall send written notice of any such cash deposit to [Rating Agency] as promptly as possible following such deposit. Notwithstanding any other provision of the Agreement, the obligation of CIT Consumer Finance under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     Notwithstanding the provisions of the preceding paragraph, but subject to
Section 3.05(b), CIT Consumer Finance will not be required to repurchase a Mortgage Loan (or deposit cash in the Certificate Account as provided in the preceding paragraph) as a result of a breach of a representation or warranty or the occurrence of a Repurchase Event unless the Trustee has received an Opinion of Counsel that such repurchase (or deposit of cash) will not cause the Trust to fail to qualify as a REMIC at any time under the then applicable REMIC Provisions. The Master Servicer shall attempt to obtain such Opinion of Counsel. CIT Consumer Finance shall, subject to Section 3.05(b), repurchase such Mortgage Loan (or deposit cash in the Certificate Account as provided in the preceding paragraph) and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase or deposit by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Master Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class R Certificateholders. The Master Servicer shall give notice to the Trustee at the time of such repurchase (or deposit) of the amounts due from CIT Consumer Finance pursuant to the guarantee of CIT Consumer Finance and notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by CIT Consumer Finance or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of CIT Consumer Finance.

     In the event any tax that is guaranteed by CIT Consumer Finance is refunded to the Trust or otherwise is determined not to be payable, CIT Consumer Finance shall be repaid the amount of such refund or that portion of any guarantee payment made by CIT Consumer Finance that is not applied to the payment of such tax.

     (b) On or prior to the date that is the second anniversary of the Closing Date, CIT Consumer Finance, at its election, may substitute an Eligible Substitute Mortgage Loan for a Mortgage Loan that it is obligated to repurchase pursuant to Section 3.05(a) (such Mortgage Loan being referred to as the "Replaced Mortgage Loan") upon satisfaction of the following conditions:

          (i) CIT Consumer Finance shall have conveyed to the Trustee the Mortgage Loan to be substituted for the Replaced Mortgage Loan and the Mortgage Loan File related to such Mortgage Loan and CIT Consumer Finance shall have marked the Electronic Ledger indicating that such Mortgage Loan constitutes part of the Trust;

          (ii) the Mortgage Loan to be substituted for the Replaced Mortgage Loan is an Eligible Substitute Mortgage Loan and CIT Consumer Finance delivers an Officers' Certificate, substantially in the form of Exhibit I-2 hereto, to the Trustee certifying that such Mortgage Loan is an Eligible Substitute Mortgage Loan;

          (iii) CIT Consumer Finance shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by CIT Consumer Finance naming the Trustee as secured party and filed in _______, listing such Mortgage Loan;

          (iv) CIT Consumer Finance shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Mortgage Loan for such Replaced Mortgage Loan will not cause the Trust to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision; and

          (v) if the Scheduled Certificate Balance of such Replaced Mortgage Loan is greater than the Scheduled Certificate Balance of the Mortgage Loan being substituted, CIT Consumer Finance shall have deposited in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

Upon satisfaction of such conditions, the Trustee shall add such Mortgage Loan to, and delete such Replaced Mortgage Loan from, the List of Mortgage Loans. Such substitution shall be effected prior to the expiration of the period in which CIT Consumer Finance is otherwise obligated to repurchase such Replaced Mortgage Loan pursuant to Section 3.05(a). Promptly after any substitution of Mortgage Loan, CIT Consumer Finance shall give written notice of such substitution to [Rating Agency].

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by CIT Consumer Finance and are reasonably necessary to reconvey the repurchased Mortgage Loan or Replaced Mortgage Loan, as the case may be, to CIT Consumer Finance.

                                   ARTICLE IV

           PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

     SECTION 4.01. Custody of Mortgage Loans

     (a) Subject to the terms and conditions of this Section 4.01, the Master Servicer shall act as custodian of the Mortgage Loan Files for the benefit of the Certificateholders and the Trustee.

     (b) The Master Servicer agrees to maintain the related Mortgage Loan Files at its offices in the State of New Jersey, or at such of its offices of the Master Servicer in the State of Oklahoma as shall from time to time be identified to the Trustee by written notice. The Master Servicer may temporarily move individual Mortgage Loan Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Master Servicer shall have and perform the following powers and duties:

          (i) hold the Mortgage Loan Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Mortgage Loan to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Mortgage Loan Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Mortgage Loan Files;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Mortgage Loan Files on the Master Servicers' premises and the receipting for Mortgage Loan Files taken from their storage area by an employee of the Master Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Mortgage Loan Files on behalf of the Certificateholders and the Trustee.

     (d) In performing its duties under this Section 4.01, the Master Servicer agrees to act with reasonable care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account. The Master Servicer shall promptly report to the Trustee any failure by it to hold the Mortgage Loan Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Mortgage Loan Files, the Master Servicer agrees further not to assert any beneficial ownership interests in the Mortgage Loans or the Mortgage Loan Files. The Master Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the

Master Servicer relating to the maintenance and custody of the Mortgage Loan Files; provided, however, that the Master Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee.

     SECTION 4.02. FilingsSECTION 4.02. Filings.

     On or prior to the Closing Date, the Master Servicer shall cause the UCC-1 financing statements referred to in Section 2.02(g) to be filed. The Master Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in Section 2.02(g) on which it is the debtor, and the Company shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in Section 2.02(g) on which it is the debtor. From time to time the Master Servicer shall, subject to the following sentence, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Mortgage Loans and their proceeds and the Mortgaged Properties against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements.

     The Master Servicer will maintain the Trustee's perfected first priority security interest in each Mortgaged Property so long as the related Mortgage Loan is the property of the Trust; provided, however, that because of the expense and administrative inconvenience involved, the Master Servicer will not record the successive assignments of the first lien on any Mortgaged Property from the related Mortgage Loan Originator to CIT Consumer Finance, from CIT Consumer Finance to the Company and from the Company to the Trustee.

     SECTION 4.03. Name Change or RelocationSECTION 4.03. Name Change or Relocation.

     (a) During the term of this Agreement, neither the Company nor CIT Consumer Finance shall change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Master Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company or CIT Consumer Finance, the Company or CIT Consumer Finance, as appropriate, shall give written notice thereof to [Rating Agency].

     (b) If any change in the Company's, the Master Servicer's or CIT Consumer Finance's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Master Servicer no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Mortgage Loans and proceeds thereof and in the Mortgaged Properties.

     SECTION 4.04. Chief Executive Office

     During the term of this Agreement, the Company and CIT Consumer Finance will maintain their respective chief executive offices in one of the States of the United States.

     SECTION 4.05. Costs and ExpensesSECTION 4.05. Costs and Expenses.

     The Master Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Mortgage Loans (including, without limitation, the security interest in the Mortgaged Properties granted thereby).

                                    ARTICLE V

                             SERVICING OF CONTRACTS

     SECTION 5.01. Responsibility for Mortgage Loan Administration

     The Master Servicer shall manage, administer, service and make collections on the Mortgage Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Mortgage Loans to the Mortgagor. The Trustee, at the request of a Servicing Officer, shall furnish the Master Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. CIT Consumer Finance is hereby appointed the Master Servicer until such time as any Service Transfer shall be effected under Article VII.

     SECTION 5.02. Standard of Care

     In managing, administering, servicing and making collections on the Mortgage Loans pursuant to this Agreement, the Master Servicer will exercise that degree of skill and care consistent with the same degree of skill and care that the Master Servicer exercises with respect to similar contracts serviced by the Master Servicer for its own account; provided, however, that (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by Master Servicers of mortgage loans for institutional investors and (ii) notwithstanding the foregoing, the Master Servicer shall not, other than in connection with a default or an imminent default on a Mortgage Loan, release or waive the right to collect the unpaid balance on such Mortgage Loan, unless the Master Servicer obtains an Opinion of Counsel to the effect that such action will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law or result in the imposition of taxes on the Trust under the REMIC Provisions.

     SECTION 5.03. Records

     The Master Servicer shall during the period it is Master Servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Mortgage Loan.

     SECTION 5.04. Inspection; Computer Tape

     (a) At all times during the term hereof, the Master Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Master Servicer's records relating to the Mortgage Loans and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section 5.04 will be conducted in a manner which does not unreasonably interfere with the Master Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents may, using generally accepted audit procedures, verify the status of each Mortgage Loan and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Mortgage Loan in this Agreement.

     (b) At all times during the term hereof, the Master Servicer shall keep available a copy of the List of Mortgage Loans at its principal executive office for inspection by Certificateholders.

     SECTION 5.05. Certificate Account

     (a) On or before the Closing Date, the Trustee shall establish the Certificate Account on behalf of the Trust with an Eligible Institution. The Certificate Account shall be entitled "_________________________ as trustee for the benefit of Holders of Home Equity Loan Asset Backed Certificates, Series _____ (The CIT Group/Consumer Finance, Inc., Master Servicer)." The Master Servicer shall, subject to the second following sentence, deposit in the Certificate Account, no later than two Business Days after the Closing Date, any amounts representing (i) scheduled payments of principal and interest due on Precomputed Mortgage Loans on or after the Cut-off Date (but not including payments received after the Cut-off Date but due before the Cut-off Date) regardless of when the Master Servicer received such payments and (ii) payments received on the simple interest Mortgage Loans on or after the Cut-off Date, regardless of when due. The Master Servicer shall, subject to the following sentence, pay into the Certificate Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Master Servicer, all amounts received in respect of the Mortgage Loans (other than in respect of principal of and interest on the Precomputed Mortgage Loans due before the Cut-off Date), including all loan payments from Mortgagors, Liquidation Proceeds (net of Liquidation Expenses) and any Repurchase Price (or cash deposit) paid pursuant to Section 3.05. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, CIT Consumer Finance shall remain the Master Servicer hereunder, if (i) The CIT Group Holdings, Inc. shall have and maintain a short-term debt rating of at least __ by [Rating Agency] and (ii) the Trustee shall have received an Opinion of Counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC or result in the imposition of a tax upon the Trust, the Master Servicer may make the deposits to the Certificate Account specified in the two preceding sentences on a monthly basis, but not later than the Business Day immediately preceding the Distribution Date following the last day of the Due Period within which such payments were processed by the Master Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Certificate Account during such Due Period but for the provisions of this paragraph. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Certificateholders until payment of any such amounts is authorized under this Agreement.

     (b) The Eligible Institution maintaining the Certificate Account shall, in the name of the Trustee, as trustee, invest the amounts in the Certificate Account solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date, in accordance with instructions provided to the Trustee by the Master Servicer in writing. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All net income and gain from such investments shall be deposited in the Certificate

Account. All income and gain realized from any such investments shall be for the benefit of the Master Servicer and may be withdrawn by the Master Servicer on each Distribution Date pursuant to subsection 8.02(g). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the [Master Servicer/Class R Certificateholders] out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

          (ii) [A] demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated [P-1 by Moody's/A-1 or higher by Standard & Poor's] [and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation];

          (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is rated at least [P-1 from Moody's/A-1 from Standard & Poor's];

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least [Aa from Moody's/AA from Standard & Poor's] at the time of such investment;

          (v) commercial paper having a rating of at least [P-1 from Moody's/A-1 from Standard & Poor's] at the time of such investment; and

          (vi) [shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's or money market funds rated AAAm or AAAm-G by Standard & Poor's.]

     The Trustee may trade with itself or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments.

     SECTION 5.06. Enforcement

     (a) The Master Servicer will, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Mortgage Loans in such manner as will maximize the receipt of principal and interest on the Mortgage Loans and Liquidation Proceeds in respect of Defaulted Mortgage Loans.

     (b) The Master Servicer may sue to enforce or collect upon Mortgage Loans, including foreclosure of any security interest or Mortgaged Property, in its own name, if possible, or as agent for the Trustee. If the Master Servicer elects to commence a legal proceeding to enforce a Mortgage Loan, the act of commencement shall be deemed to be an automatic assignment of the Mortgage Loan to the Master Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Mortgage Loan, the Trustee on behalf of the Trust shall, at the Master Servicer's expense, take such steps as the Master Servicer deems necessary to enforce the Mortgage Loan, including bringing suit in its name or the names of the Certificateholders.

     (c) The Master Servicer shall exercise any rights of recourse against third persons that exist with respect to any Mortgage Loan in accordance with Master Servicer's usual practice. In exercising recourse rights, the Master Servicer is authorized on the Trustee's behalf to reassign the Mortgage Loan or to resell the related Mortgaged Property to the person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) Prior to a Service Transfer the Master Servicer may grant to the Mortgagor on any Mortgage Loan any rebate, refund or adjustment out of the Certificate Account that the Master Servicer in good faith believes is required because of prepayment in full of the Mortgage Loan. The Master Servicer will not permit any rescission or cancellation of any Mortgage Loan.

     (e) Prior to a Service Transfer, the Master Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Mortgagor on any contract an extension of payments due under such Mortgage Loan, provided that such extension does not result in any payments coming due on or after __________ __, ____, and provided further that Mortgagors may not be solicited for extensions and no more than one extension of payments under a Mortgage Loan may be granted in any twelve-month period.

     (f) The Master Servicer may enforce any due-on-sale clause in a Mortgage Loan if such enforcement is called for under its then current servicing policies for obligations similar to the Mortgage Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Mortgage Loan is permitted by the Master Servicer upon the conveyance of the related Mortgaged Property, the Master Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and deliver such assumption agreement to the Trustee for addition to the related Mortgage Loan File.

     (g) In the event that applicable state law requires that the sale of any Mortgaged Property to which the Trustee has acquired title, through foreclosure or otherwise, be conducted through a licensed real estate broker, the Master Servicer shall retain such broker, and the fees payable to such broker in connection with any such sale shall constitute Liquidation Expenses.

     SECTION 5.07. Trustee to Cooperate

     Upon payment in full on any Mortgage Loan, the Master Servicer will notify the Trustee by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Master Servicer is authorized to execute an instrument in satisfaction of such Mortgage Loan and to do such other acts and execute such other documents as the Master Servicer deems necessary to discharge the Mortgagor thereunder and eliminate the security interest in the Mortgaged Property related thereto. The Master Servicer shall determine when a Mortgage Loan has been paid in full. To the extent that insufficient payments are received on a Mortgage Loan credited by the Master Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Master Servicer out of its own funds.

     SECTION 5.08. Costs and Expenses

     All costs and expenses incurred by the Master Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Mortgage Loans (including enforcement of Defaulted Mortgage Loans), shall be paid by the Master Servicer and the Master Servicer shall not be entitled to reimbursement hereunder, except that the Master Servicer shall be reimbursed out of the Liquidation Proceeds of a Defaulted Mortgage Loan for customary Liquidation Expenses incurred by it directly in connection with realizing upon the related Mortgaged Property. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Mortgaged Property having a priority equal or senior to the lien of the related Mortgage Loan, the Master Servicer shall pay any such delinquent tax or charge and be reimbursed by the related Mortgagor or from Liquidation Proceeds in respect of such Mortgage Loan.

     SECTION 5.09. Maintenance of Insurance

     (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Master Servicer shall cause to be maintained with respect to each Mortgage Loan in connection with a Defaulted Mortgage Loan one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for home equity loans, issued by a company authorized to issue such policies in the state in which the related Mortgaged Property is located, and in an amount which is not less than the maximum insurable value of such Mortgaged Property or the Certificate Balance due from the Mortgagor on the related Mortgage Loan, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. When a Mortgaged Property's location was, at the time of origination of the related Mortgage Loan, and continues to be, within a federally designated special flood hazard area, the Master Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Mortgagor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may separately add such premium to the Mortgagor's obligation as provided by the Mortgage Loan, but shall not add such premium to the remaining Certificate Balance of the Mortgage Loan.

     (b) The Master Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Mortgaged Property pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Mortgage Loan does not require the Mortgagor to maintain a Hazard Insurance Policy with respect to the related Mortgaged Property, maintain one or more blanket insurance policies covering losses on the Mortgagor's interest in the Mortgage Loans resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of this Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein. The Master Servicer shall not, however, be required to deposit any deductible amount with respect to (a) claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 5.09, or (b) claims under any blanket insurance policy. If the insurer under such blanket insurance policy shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     (c) The Master Servicer shall keep in force throughout the term of this Agreement (i) at such time as the long-term debt of its parent is rated less than [A by Standard & Poor's], a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of mortgage loans having an aggregate principal amount of $100,000,000 or more and which are generally regarded as Master Servicers acceptable to institutional investors.

     SECTION 5.10. REMIC Compliance

     The parties intend that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall, to the extent permitted by applicable law, act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust and that in such capacity it shall: (a) cause to be prepared by a nationally recognized firm of public accountants designated by the Company and filed, all required federal tax returns for the Trust including, but not limited to, Form 1066 (which must be signed by the Trustee) and Schedule Q, using a calendar year as the taxable year for the Trust when and as required by the REMIC

Provisions and other applicable federal income tax laws; (b) cause an election to be made, on behalf of the Trust, to be treated as a REMIC on the federal information tax return of the Trust for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions; (d) conduct the affairs of the Trust at all times that any Class A [or Class B] Certificate is outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust. The Master Servicer covenants and agrees that it shall, to the extent permitted by law, act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of the Trust and in such capacity it shall: (a) pay the amount of any federal income tax (to the extent that funds distributable to the Class R Certificateholders are not available), including prohibited transaction penalty taxes (exclusive of any such tax charged to CIT Consumer Finance (if CIT Consumer Finance is not the Master Servicer) pursuant to Section 3.05), imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (b) conduct the affairs of the Trust at all times that any Class A [or Class B] Certificate is outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; and (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust.

     In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code or on "contributions after startup date" as defined in Section 860G(d) of the Code, such tax shall be charged against amounts otherwise distributable to the holders of the Class R Certificates in accordance with their Percentage Interests to the extent hereinafter provided. Notwithstanding anything to the contrary contained herein, the Master Servicer shall retain from amounts otherwise distributable to the holders of the Class R Certificates on any Distribution Date sufficient funds for the payment of such tax, including without limitation any tax payable pursuant to Section 3.05, and shall pay such amount to the Trustee or, if the Master Servicer (other than as a Class R Certificateholder) has paid such tax, reimburse the Master Servicer therefor (to the extent that the Master Servicer has not been previously reimbursed or indemnified therefor). The Master Servicer agrees first to seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the holders of the Class R Certificates.

     In the event that any Mortgaged Property is acquired in a foreclosure or other realization procedure (an "REO Property"), the Master Servicer shall sell such REO Property within two years of its acquisition by the Trust, unless, at the request of the Master Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property such that it will qualify as "foreclosure property" within the meaning of

Section 860G(a)(8) and will not result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) or the Code. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as it is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     The Master Servicer shall deposit all Liquidation Proceeds (net of Liquidation Expenses) in the Certificate Account in accordance with Section 5.05(a). The Master Servicer shall include with its Monthly Report to the Trustee a separate report specifying, with respect to each Mortgage Loan that becomes a Liquidated Mortgage Loan during the prior Due Period, the unpaid Certificate Balance and the Liquidation Proceeds (net of Liquidation Expenses) for such Mortgage Loan.

     SECTION 5.11. Foreclosure

     Notwithstanding the standard of care specified in Section 5.02, the Master Servicer shall commence procedures for the foreclosure upon any Mortgaged Property or take such other steps that in the Master Servicer's reasonable judgment will maximize the receipt of principal and interest or Liquidation Proceeds with respect to the Mortgage Loan secured by such Mortgaged Property, subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Mortgage Loan becomes a Defaulted Mortgage Loan, provided that if the Master Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Master Servicer shall not cause the Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the last proviso in the preceding sentence, the Master Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Mortgage Loan File with respect to the related Mortgage Loan. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

                                   ARTICLE VI

                                     REPORTS

     SECTION 6.01. Monthly Reports to the Trustee

     On the third Business Day next preceding each Distribution Date, the Master Servicer shall furnish a report (the "Monthly Report") to the Trustee, any Paying Agent and (if CIT Consumer Finance is not the Master Servicer) CIT Consumer Finance. The determination by the Master Servicer of the amount of the distributions to be made to the Class A[, the Class B] and the Class R Certificateholders shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustee shall be protected in relying upon the same without any independent check or verification.

     SECTION 6.02. Certificate of Servicing Officer

     Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03. Other Data

     In addition, the Master Servicer shall, on request of the Trustee, furnish the Trustee such underlying data as can be generated by the Master Servicer's existing data processing system without undue modification or expense.

     SECTION 6.04. Annual Report of Accountants

     On or before __________ __ of each year, commencing __________ __, ____, the Master Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under pooling and servicing agreements similar to and including this Agreement one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exception or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report. Copies of the annual statement of accountants shall also be provided to [Rating Agency].

     SECTION 6.05. Statements to Certificateholders

     Concurrently with each distribution charged to the Certificate Account, the Trustee, so long as it has received the Monthly Report from the Master Servicer, shall forward or cause to be forwarded by mail to each Certificateholder, the Monthly Report in the form attached as Exhibit L hereto.

     The Trustee and the Master Servicer shall inform any Certificateholder inquiring by telephone of the information contained in the most recent Monthly Report.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     Copies of all reports provided to the Trustee for the Certificateholders shall also be provided to [Rating Agency].

                                   ARTICLE VII

                                SERVICE TRANSFER

     SECTION 7.01. Event of Termination

     "Event of Termination" means the occurrence of any of the following:

     (a) Any failure by the Master Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Master Servicer has become aware that such deposit was required;

     (b) Failure on the Master Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement, which failure continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer and the Trustee by Holders of Class A Certificates [and Class B Certificates] evidencing, as to such Class, Percentage Interests aggregating not less than 25%;

     (c) Any assignment by the Master Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Master Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Master Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

     (e) The Master Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Master Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

     (f) The failure of the Master Servicer to be an Eligible Master Servicer.

     SECTION 7.02. Transfer

     If an Event of Termination has occurred and is continuing, the Trustee may [or at the written direction of Certificateholders with aggregate Percentage Interests representing ___% or more of the Trust shall], unless prohibited by applicable law, terminate all (but not less than all) of the Master Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans, the Mortgage Loan Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CIT Consumer Finance and the Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Master Servicer for deposit, or have been deposited by the Master Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Mortgage Loans. The Master Servicer shall be entitled to receive any other amounts which are payable to the Master Servicer under this Agreement, at the time of the termination of its activities as Master Servicer. The Master Servicer shall transfer to the new Master Servicer (i) the Master Servicer's records relating to the Mortgage Loans in such electronic form as the new Master Servicer may reasonably request and (ii) the Mortgage Loans and the Mortgage Loan Files in the Master Servicer's possession.

     SECTION 7.03. Trustee to Act; Appointment of Successor

     On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, and the Master Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of CIT Consumer Finance pursuant to Section 3.05 and (ii) the Trustee shall not be liable for any acts or omissions of the Master Servicer occurring prior to such Service Transfer or for any breach by CIT Consumer Finance of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Trustee shall, except as provided in Section 7.02 and in this Section 7.03, be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Master Servicer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of 100% of the Certificateholders, be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04. Notification to Certificateholders and to Rating Agency

     (a) Promptly following the occurrence of any Event of Termination, the Master Servicer shall give written notice thereof to the Trustee, Certificateholders at their respective addresses appearing on the Certificate Register and to [Rating Agency].

     (b) Within 10 days following any termination or appointment of a successor to the Master Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Certificateholders at their respective addresses appearing on the Certificate Register.

     (c) The Trustee shall give written notice to [Rating Agency] at least 30 days prior to the date upon which any Eligible Master Servicer (other than the Trustee) is to assume the responsibilities of Master Servicer pursuant to
Section 7.03, naming such Successor Master Servicer.

     SECTION 7.05. Effect of Transfer

     (a) After the Service Transfer, the Trustee or new Master Servicer may notify the Mortgagors to make payments directly to the new Master Servicer that are due under the Mortgage Loans after the effective date of the Service Transfer.

     (b) After the Service Transfer, the replaced Master Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Mortgage Loans and the new Master Servicer shall have all of such obligations, except that the replaced Master Servicer shall remain liable for any liability of the replaced Master Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Master Servicer will transmit or cause to be transmitted directly to the new Master Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Master Servicer to collect them) received as payments upon or otherwise in connection with the Mortgage Loans.

     (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Master Servicer and CIT Consumer Finance pursuant to Article X and Sections 3.05, 11.05 and 11.10(f)) other than those relating to the management, administration, servicing or collection of the Mortgage Loans.

     SECTION 7.06. Transfer of Certificate Account

     Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Master Servicer and an Event of Termination shall occur and be continuing, the Master Servicer shall, promptly after receipt of a notice of termination, if any, pursuant to Section 7.02, establish, or cooperate with the Trustee to establish, a new account or accounts in trust for the Certificateholders conforming with the requirements of this Agreement at the trust department of the Trustee or with an Eligible Institution other than the Master Servicer and promptly transfer, or cooperate with the Trustee to transfer, all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                  ARTICLE VIII

                       DISTRIBUTIONS AND WITHDRAWALS FROM
                               CERTIFICATE ACCOUNT

     SECTION 8.01. Monthly Distributions

     (a) Distributions on the Certificates shall be made from funds in the Certificate Account (but only to the extent of the Amount Available for the related Distribution Date). Each Certificateholder as of a Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if a Class A Certificateholder holds Class A Certificates with an aggregate Percentage Interest of Class A Certificates of at least 5%[, a Class B Certificateholder holds Class B Certificates with an aggregate Percentage Interest as to the Class B Certificates of at least 20%] or a Class R Certificateholder holds Class R Certificates with an aggregate Percentage Interest as to the Class R Certificates of at least 20%, and if such Certificateholder so requests, by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Distribution Date, which instructions, until revised, shall remain operative for all Distribution Dates thereafter), such Certificateholder's Percentage Interest of the amount to be distributed to the Class A[, the Class B] or the Class R Certificateholders, as the case may be. Final payment on any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Class A [and Class B] Certificates as set forth in Exhibit[s] A [and B] hereto.

     (c) On each Distribution Date, the Amount Available in the Certificate Account will be distributed to Certificateholders in the amounts and in the priorities set forth below:

          [(i) the Class A Interest Distribution Amount to the Class A Certificateholders;

          (ii) [the Class B Interest Distribution Amount to the Class B Certificateholders;

          (iii) prior to the Cross-over Date, after payment of the amounts specified in clauses (i) and (ii) above, the Formula Principal Distribution Amount to the Class A Certificateholders, provided, however, that the aggregate of all amounts distributed on all Distribution Dates pursuant to this clause (iii) shall not exceed the sum of the Original Class A Certificate Balance;

          (iv) after payment of the amounts specified in clauses (i) through
     (iii) above, on and after the Cross-over Date, the Formula Principal Distribution Amount, and, prior to the Cross-over Date, the Class B Principal Loss Liquidation Amount to the Class B Certificateholders, provided that the aggregate of all amounts distributed under this subclause
     (iv) shall not exceed the Original Class B Certificate Balance; and

          (v)] the Class R Distribution Amount to the Class R
     Certificateholders.]

     (d) Notwithstanding the preceding paragraph, amounts otherwise distributable to a Certificateholder pursuant to such paragraph which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority, and such amounts shall be treated as actually distributed to such Certificateholder for all purposes of this Agreement.

     (e) The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints [itself], with its office at , as such Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by it for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Master Servicer to make funds available to the Paying Agent for the Payment of amounts due on the Certificates. In respect of each Distribution Date, the Trustee shall withdraw from the Certificate Account (to the extent of the related Amount Available) in accordance with this Agreement and deposit in an account established by the Paying Agent for the purpose of this Section funds sufficient to make the distribution to Certificateholders pursuant to this Section. Such funds shall be available to the Paying Agent by ____ A.M. on each Distribution Date.

     SECTION 8.02. Permitted Withdrawals from the Certificate Account

     The Trustee may, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to
Section 5.05 that are attributable to the Mortgage Loans for the following purposes:

     (a) to make payments to Certificateholders in the amounts and in the manner provided for in Section 8.01;

     (b) to pay to CIT Consumer Finance with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Certificate Balance or Repurchase Price is determined;

     (c) to reimburse the Master Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

     (d) to reimburse the Master Servicer for the payment of taxes as permitted by Section 5.10;

     (e) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein;

     (f) to pay to the Master Servicer the Servicing Fee for such Distribution Date and the Servicing Fee from any prior Distribution Date previously unpaid; and

     (g) to pay to the Master Servicer net investment earnings due to the Master Servicer pursuant to Section 5.05(b).

     Since, in connection with withdrawals pursuant to clause (b) of the preceding paragraph, CIT Consumer Finance's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

     SECTION 8.03. Repurchase Option

     (a) The Trust created hereby and the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the termination of the Trust pursuant to Section 12.03, or (ii) the purchase by the Company or the Master Servicer pursuant to the following sentence. The Company or the Master Servicer, at their respective options and subject to Subsection 8.03(b), may purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at any time at which the Pool Scheduled Certificate Balance is less than __% of the Cut-off Date Pool Certificate Balance at a price equal to the greatest of (A) 100% of the Certificate Balance of each Mortgage Loan, (B) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third Business Day) of all of the assets of the Trust, and (C) the remaining Pool Scheduled Certificate Balance as of the close of business on such third Business Day, plus, in each case, any Unpaid Class A Interest Shortfall [and any Unpaid Class B Interest Shortfall] as well as one month's interest at the applicable Mortgage Loan Rate on the Scheduled Certificate Balance of each Mortgage Loan.

     (b) The Master Servicer or the Company shall not exercise the purchase option in the last sentence of paragraph (a) above unless it shall have delivered to the Trustee an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that payment of the purchase price to the Certificateholders will not constitute a voidable preference or a fraudulent transfer under the United States Bankruptcy Code.

     (c) In the case of any purchase by the Company pursuant to the last sentence of paragraph (a) above, the Master Servicer shall cooperate fully with the Company in effecting such purchase and the transfer of the Mortgage Loans and related Mortgage Loan Files and records to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 5.07 and the Trustee shall, promptly following payment of the purchase price release to the Company or the Master Servicer the Mortgage Loan Files pertaining to the Mortgage Loans being purchases.

     [SECTION 8.04. Credit Enhancement for [Class A] [Class B] Certificates. [Text to be provided.] ]


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                                   ARTICLE IX

                                THE CERTIFICATES

     SECTION 9.01. The Certificates

     The Class A[, the Class B] and the Class R Certificates shall be substantially in the forms set forth in Exhibits A[, B] and C, respectively, and shall, on original issue, be executed by manual or facsimile signature of the Company by any one of its President, Vice Presidents, Secretary, Treasurer or other authorized officers and authenticated by the Trustee to or upon the order of the Company upon receipt. The Class A Certificates shall be evidenced by one or more Class A Certificates representing $___________ initial aggregate Certificate Balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. [The Class B Certificates shall be evidenced by [(i)] one or more Class B Certificates representing $____________ initial aggregate Certificate Balance, beneficial ownership of such Certificate to be held through one or more [Book-Entry] Certificates in minimum dollar denominations of $1,000/_________ and integral dollar multiples of $1,000 in excess thereof [and (ii) a single certificate representing $__________ in initial Certificate Balance].] The Class R Certificates shall be issuable in Percentage Interests.

     The Certificates shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except for those Certificates authenticated on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates

     (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. Promptly after the Closing Date the Trustee will give the Master Servicer, in writing, the names of all [Class B and] Class R Certificateholders and the Trustee will give the Master Servicer, prompt written notice of any change in the [Class B and] Class R Certificateholders. The Trustee will give prompt written notice to Certificateholders and the Master Servicer of any change in the Certificate Registrar.

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     (b) No transfer of any [Class B or] Class R Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. Until such time as the [Class B and] Class R Certificates shall be registered pursuant to a registration statement filed under the Securities Act, the [Class B and] Class R Certificates shall bear a legend to the effect set forth in the preceding sentence.

     In the event that (i) registration of a transfer of a [Class B or] Class R Certificate is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, (ii) the transferor delivers an officer's certificate substantially in the form of Exhibit K-1 to each of the Mortgage Loan Seller and the Trustee, and (iii) the transferee delivers an officer's certificate in the form of Exhibit K-2 to the Mortgage Loan Seller and the Trustee, the Trustee shall register such transfer.

     In the event that registration of a transfer of a [Class B or] Class R Certificate is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule
144A) and applicable state securities laws in order to assure compliance with the Securities Act, the transferor or the transferee shall, as a condition to the registration of such transfer, deliver to the Trustee and the Seller either
(i) an investment letter from the transferee for such Certificate, in the form of Exhibit J and which is addressed to the Mortgage Loan Seller, the Master Servicer and the Trustee or (ii) an Opinion of Counsel (which may be internal counsel) that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).

     The Holder of a [Class B or] Class R Certificate desiring to effect a transfer of such Certificate shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither the Seller nor the Trustee is obligated to register the [Class B or] Class R Certificates under the Securities Act or under any state securities laws.

     Prospective transferor of [Class B or] Class R Certificates, and prospective transferees of [Class B or] Class R Certificates that are Qualified Institutional Buyers buying Certificates in reliance upon Rule 144A, may request from the Master Servicer information regarding the Trust and the Trust Assets. Within 5 Business Days of any such request, the Master Servicer shall deliver to any such prospective transferor or transferee (i) a copy of each Monthly Report delivered to Certificateholders since the first Distribution Date pursuant to
Section 6.05, (ii) information relating to the Seller, the Master Servicer, the Mortgage Loans and this Agreement substantially in the form of [private placement memorandum relating to the Class B Certificates] [Prospectus and Prospectus Supplement relating to the Certificates], dated __________ __, ____ and (iii) such other information as may be required to comply with Rule 144A and any interpretation thereof. The Mortgage Loan Seller authorizes the Master Servicer to so deliver such monthly statements.

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     (c) [Reserved.]

     (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be Transferred without the express written consent of the Master Servicer, and the Trustee shall not register the Transfer of any Class R Certificate without such consent with respect to any proposed Transfer. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Master Servicer shall, as a condition to such consent, require delivery to it, form and substance satisfactory to it, and the proposed Transferee shall deliver to the Master Servicer, the following:

               (A) an affidavit (a "Transfer Affidavit") of the proposed Transferee, in the form attached as Exhibit M hereto, that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and that the proposed Transferee is not acquiring its Ownership Interest in the Class R Certificate as a nominee, trustee or agent for, or for the benefit of, any Person who is not a Permitted Transferee; and

               (B) an express agreement by the proposed Transferee to be bound by and to abide by the provisions of this Section and the restrictions noted on the face of the Class R Certificates.

          (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Master Servicer has actual knowledge that the Transfer Affidavit is false, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate and (B) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Transfer Affidavit is false.

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          (v) Any attempted or purported Transfer of any Ownership Interest in a
     Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section, then, upon discovery by or due notification of the Trustee that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered with the express prior written consent of the Master Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time.
     Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (vi) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Master Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Master Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section or any other provision of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Master Servicer, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly to any person that is not a Permitted Transferee or an agent (including a broker, nominee, or middleman) of such Transferee in contravention of the foregoing restrictions, the Master Servicer agrees to furnish to the Internal Revenue Service and to the transferor of such Class R Certificate or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code or any regulations or administrative pronouncements thereunder, including but not limited to the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the Master Servicer may charge a reasonable fee for computing and furnishing such information to the

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transferor or to such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this
Section 9.02(d) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Company and the Master Servicer, in form and substance satisfactory to the Master Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust to fail to qualify as a REMIC at any time while the Certificates are outstanding.

     (e) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of the same aggregate denomination, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver, and the Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     (f) Except as provided in paragraph (e) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A [and Class B] Certificates may not be transferred by the Trustee except to another Depository;
(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A [and Class B] Certificates; (iii) ownership and transfers of registration of the Class A [and Class B] Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Class A [and Class B] Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificates Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (g) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A Certificates [or Class B] Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates [or Class B Certificates] by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class A Certificate [and one Class B Certificate], each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A Certificate Balance, [and the Original Class B Certificate Balance, respectively]. If, however, the aggregate principal amount of [a Class of] Class A Certificates [or the Class B Certificates] exceeds $_______________, one Class A Certificate [and/or one Class B Certificate] will be issued with respect to each $_______________________ of principal amount and an additional Certificate [of such Class or Classes] will be issued with respect to any remaining principal amount. Each such Class A [or Class B] Certificate registered in the name of the Depository's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03. No Charge; Disposition of Void Certificates

     No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or

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indemnity as may be required by each to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate, and the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of [the same Class and] same denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest evidenced thereby, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 9.05. Persons Deemed Owners

     Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Master Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Master Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06. Access to List of Certificateholders' Names and Addresses

     The Certificate Registrar will furnish to the Trustee, the Master Servicer and the Company within five Business Days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Master Servicer or the Company, in writing, a list, in such form as the Trustee, the Master Servicer or the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests aggregating 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Master Servicer, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07. Authenticating Agents

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     The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of the Certificates. For all purposes of this Agreement, the authentication of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Certificates "by the Trustee."


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                                    ARTICLE X

                                   INDEMNITIES

     SECTION 10.01. Liabilities to Mortgagors

     No liability to any Mortgagor under any of the Mortgage Loans arising out of any act or omission to act of the Master Servicer in servicing the Mortgage Loans prior to the Closing Date is intended to be assumed by the Company, the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Company, the Trust and the Certificateholders expressly disclaim such assumption.

     SECTION 10.02. Tax Indemnification

     CIT Consumer Finance agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee, the Certificateholders and the Company from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Mortgage Loans to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

     SECTION 10.03. Master Servicer's Indemnities

     The Master Servicer shall defend and indemnify the Company, the Trust, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any negligent or wrongful action taken or failed to be taken by the Master Servicer with respect to any Mortgage Loan. This indemnity shall survive any Service Transfer (but a Master Servicer's obligations under this Section 10.03 shall not relate to any actions of any subsequent Master Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by CIT Consumer Finance of, any such Mortgage Loan.

     SECTION 10.04. Operation of Indemnities

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If CIT Consumer Finance or the Master Servicer has made any indemnity payments to the Trustee, the Company or the Certificateholders pursuant to this Article and if either the Trustee, the Company or the Certificateholders thereafter collects any of such amounts from others, the Trustee, the Company or the Trust will repay such amounts collected to CIT Consumer Finance or the Master Servicer, as the case may be, without interest.


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                                   ARTICLE XI

                                   THE TRUSTEE

     SECTION 11.01. Duties of Trustee

     The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Class A Certificates [or Class B Certificates] evidencing Percentage Interests aggregating 25% or more relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

     (d) The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains

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actual knowledge of such event or the Trustee receives written notice of such event from the Master Servicer or the Holders of Certificates evidencing[, as to any Class,] Percentage Interests aggregating 25% or more.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of CIT Consumer Finance, the Company or the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     SECTION 11.02. Certain Matters Affecting the Trustee

     Except as otherwise provided in Section 11.01:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel and any opinion of any counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders with aggregate Percentage Interests representing 25% or more the Trust; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand; and

     (e) The Trustee may execute any of the trusts or powers hereunder or perform by duties hereunder either directly or by or through agents or attorneys and shall not be liable for any acts or omissions of such agents or attorneys if appointed by its with due care hereunder.

     SECTION 11.03. Trustee Not Liable for Certificates or Mortgage Loans

     The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's authentication thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its authentication or execution thereof) or of any Mortgage Loan, Mortgage Loan File or related document. The Trustee shall not be accountable for the use or application by the Master Servicer or CIT Consumer Finance of funds paid to CIT Consumer Finance in consideration of conveyance of the Mortgage Loans to the Company by CIT Consumer Finance or deposited in or withdrawn from the Certificate Account by the Master Servicer.

     SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination

     Holders of Class A Certificates [and Holders of Class B Certificates] evidencing[, as to each such Class,] Percentage Interests aggregating 25% or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction of the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of the Holders of Class A Certificates [and Holders of Class B Certificates] evidencing[, as to each such Class,] Percentage Interests aggregating 51% or more whenever it receives conflicting directions from Class A Certificateholders and Class B Certificateholders. Holders of Class A Certificates [and Holders of Class B Certificates] evidencing[, as to each such Class,] Percentage Interests aggregating 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Class A Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon. [Following the Cross-over Date, if all distributions payable to the Class A Certificateholders have either been made or provided for in accordance with this Agreement, then to the Holders of Class B Certificates may exercise the rights given to the Class R Certificateholders under this Section.]

     SECTION 11.05. Master Servicer to Pay Trustee's Fees and Expenses

     The Master Servicer agrees:

     (a) that the Master Servicer shall pay to the Trustee reasonable compensation on each Distribution Date for all services rendered by its hereunder (which compensation is set forth in a letter agreement between the Master Servicer and the Trustee dated the Closing Date and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, that the Master Servicer shall reimburse the Trustee on each Distribution Date, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of it agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.06. Eligibility Requirements for Trustee

     The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and, approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000 provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trustee Indenture Act of 1939, as amended and the Trustee shall be subject to supervision and examination by a federal or state authority having jurisdiction over depositary institutions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section

11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07. Resignation or Removal of Trustee

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer, the Company and [Rating Agency]. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Master Servicer and the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If, at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustees shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. Upon appointment of any successor Trustee, the Trustee being replaced shall change the name of the Certificate Account to the name of such successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

     SECTION 11.08. Successor Trustee

     Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Master Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. [The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Mortgage Loans and Mortgage Loan Files and any related documents and statements held by it hereunder.] The Master Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.08, the Master Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

     SECTION 11.09. Merger or Consolidation of Trustee

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trustee business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.10. Mortgagor Claims

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from, any legal requirements applicable to the Mortgage Loans, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. ss. 433) as amended from time to time:

          (a) The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of Mortgaged Properties, in the arrangement, origination or making of Mortgage Loans. The Trustee is the holder of the Mortgage Loans only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity.

          (b) The Trustee shall not be personally liable for or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions.

          (c) The Trustee will pay, solely from available Trust money, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

          (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against Certificateholders.

          (e) The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Mortgagors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

          (f) CIT Consumer Finance hereby agrees to indemnify, hold harmless and defend the Company, the Trustee and Certificateholders from and against any and all liability, loss, costs and expenses of the Company, the Trustee and Certificateholders resulting from any affirmative claims for recovery asserted or collected by Mortgagors under the Mortgage Loans. Notwithstanding any other provision of this Agreement, the obligation of CIT Consumer Finance under this Section 11.10(f) shall not terminate upon a Service Transfer pursuant to Article VII; provided, however, that CIT Consumer Finance is not obligated under this Section on account of any claims arising due to the actions of any successor Master Servicer.

     SECTION 11.11. Separate Trustees and Co-Trustees

     The Company shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Mortgage Loans and the Mortgage Loan Files or (ii) with respect to the enforcement of a Mortgage Loan in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such power, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

     Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

     (b) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

     (c) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission or any other separate trustee, co-trustee or custodian hereunder; and

     (d) the Company may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

     If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Master Servicer if and only to the extent the Master Servicer shall have consented in writing to his or its appointment, which consent shall not be unnecessarily withheld.

     SECTION 11.12. Trustee May Own Certificates

     The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

     SECTION 11.13. Agents of Trustee

     To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.11), the Trustee may, with the prior consent of the Company, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. Master Servicer Not To Resign

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel for the Master Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.03.

     SECTION 12.02. Maintenance of Officer or Agency

     The Trustee will maintain an office in ____________. Such offices are currently located at the addresses set forth in Section 12.09. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.03. Termination

     (a) Subject to the other provisions of this Section, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Distribution Date pursuant to this Section 12.03 following the earlier of: (i) the purchase by the Company or the Master Servicer on any Distribution Date of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust pursuant to Section 8.03 or (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any Mortgaged Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if the Company or the Master Servicer is exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed out not earlier than the 15th day and not later than the 25th day of the month (or, in the case of final payment of liquidation of the last contract remaining in the Trust, as promptly as practicable after receipt of such final payment or liquidation) next preceding the month of such final distribution specifying (i) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee herein specified. [Such notice shall provide that, in addition to any other office or agency of the Trustee designated therein, the presentation and surrender of Certificates as aforesaid may occur at an office or agency of the Trustee in New York City specified therein.] If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee, the Certificate Registrar and to [Rating Agency] at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Company or the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust computed as above provided.

     (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to Class A Certificates, the Class A Certificate Balance, together with any Unpaid Class A Interest Shortfall and one month's interest at the Class A Pass-Through Rate on the Class A Certificate Balance[, (ii) as to Class B Certificates, the Class B Certificate Balance together with any Unpaid Class B Interest Shortfall and one month's interest at the Class B Pass-Through Rate on the Class B Certificate Balance] and (iii) as to Class R Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)[, (ii)] and (iii) above. The distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if the Company or the Master Servicer exercised its right to purchase the assets of the Trust) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If, within one year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     (e) Upon any termination pursuant to this Section, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as described in Section 860F of the Code, or (ii) cause the Trust to fail to qualify as a REMIC at any time that any Class A [or Class B] Certificates are outstanding:

          (i) Within 90 days prior to the Final Distribution Date set forth in the notice given by the Master Servicer or the Trustee under this Section, the Holders of 100% of the aggregate Percentage Interests evidenced by the Class R Certificates shall adopt a plan of complete liquidation of the Trust; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust to the Company or the Master Servicer as the case may be, for cash.

     By their acceptance of the Class R Certificates, the holders thereof hereby agree to adopt such a plan of complete liquidation upon the written request of the Master Servicer or the Company and to take such other action in connection therewith as may be reasonably requested by CIT Consumer Finance.

     SECTION 12.04. Acts of Certificateholders

     (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Master Servicer and the Company if made in the manner provided in this Section.

     (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (d) The ownership of Certificates shall be proved by the Certificate Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Master Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such security.

     (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.05. Calculations

     Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year consisting of twelve thirty-day months and will be carried out to at least three decimal places.

     SECTION 12.06. Assignment or Delegation by the Master Servicer; Merger or Consolidation of the Company, CIT Consumer Finance or the Master Servicer

     Except as specifically authorized hereunder, and except for its obligations as Master Servicer, in respect of which a transfer thereof is dealt with under
Article VII, the Master Servicer may not assign or delegate any of its rights or obligations hereunder, except its right to receive any fees pursuant to this Agreement, absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Percentage Interests aggregating 66-1/2% or more, and any attempt to do so without such consent shall be void. Notwithstanding the foregoing, CIT Consumer Finance may not delegate its obligation to repurchase contracts under Section 3.05.

     Notwithstanding the foregoing, any person into which the Company, CIT Consumer Finance or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company, CIT Consumer Finance or the Master Servicer shall be a party, or any Person succeeding to the business of the Company, CIT Consumer Finance or the Master Servicer, shall be the successor of the Company, CIT Consumer Finance or the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall satisfy the criteria set forth in the definition of an Eligible Master Servicer. Each of CIT Consumer Finance, the Company and the Master Servicer shall promptly notify [Rating Agency] of any such merger to which it is a party.

     Neither the Master Servicer nor the Company, nor any of the directors, officers, employees or agents of the Master Servicer or the Company, shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Company or any such person against any breach of warranties or representations made herein, or failure to perform its or his obligations in compliance with any standard of care set forth in this Agreement, or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of this Agreement. The Master Servicer, the Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor the Company shall be under any obligation to appear in, prosecute or defend any legal action, which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer or the Company may in its discretion undertake any such action which it may deem necessary or desirable to in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Master Servicer and the Company shall be entitled to be reimbursed therefor out of the Certificate Account.

     SECTION 12.07. Amendment

     (a) This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, (ii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement,
(iii) to add or amend any provisions as required by [Rating Agency] or another NRSRO in order to maintain any rating of the Class A [or Class B] Certificates (it being understood that, after the rating required by Section 2.02 hereof has been obtained, neither the Trustee, the Company nor CIT Consumer Finance is obligated to maintain or improve such rating); provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Master Servicer or the Company, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust as a REMIC under the Code and under relevant state and local law).

     (b) This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee, with the consent of Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any of the provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (iii) result in the disqualification of the Trust as a REMIC under the Code, (iv) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860G(d)(1) of the Code, or (vi) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous consent of the Class R Certificateholders.

     (c) This Agreement may also be amended from time to time, without the consent of any of the Certificateholders, by the Company, the Master Servicer and the Trustee to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (A) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not have any of the effects described in the proviso to Section 12.07(a), or (ii) prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the Trust as a REMIC under the Code and under relevant state and local law).

     (d) This Agreement shall not be amended under this section without the consent of any of the Certificateholders if such amendment would result in the disqualification of the Trust as a REMIC under the Code or relevant state and local law.

     (e) Promptly after the execution of any amendment or consent pursuant to this Section, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder (but only if such amendment is pursuant to Section 12.07(b) and affects the Class of Certificates held by such Certificateholder) and to [Rating Agency], which notification will be prepared by the Master Servicer and delivered to the Trustee.

     (f) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (g) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (h) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Master Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     (i) Upon the execution of any amendment or consent pursuant to this Section, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Certificates theretofore or thereafter issued hereunder shall be bound thereby.

     SECTION 12.08. Contribution of Assets

     Following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust unless the Trustee has received an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law and (ii) such contribution will not cause the imposition of a tax on "prohibited transactions" (as defined in Section 860F of the Code or under similar provisions under the relevant state and local law) or on contributions to the Trust after the "start-up day" (as defined in Section 860G of the Code or under similar provisions under the relevant state and local law) with respect thereto.

     SECTION 12.09. Notices

     All communications and notices pursuant hereto to the Company, the Master Servicer and the Trustee and [Rating Agency] shall be in writing and delivered or mailed to it at the appropriate following address:

                  If to the Company:

                  The CIT Group Securitization Corporation III
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to the Master Servicer:

                  The CIT Group/Consumer Finance, Inc.
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to the Trustee:
                  _________________________________
                  _________________________________
                  _________________________________

                  If to the Paying Agent:
                  _________________________________
                  _________________________________
                  _________________________________

                  If to [Rating Agency]:
                  _________________________________
                  _________________________________
                  _________________________________

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.10. Merger and Integration

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 12.11. Headings

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.12. Governing Law

     This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-laws provisions.

     SECTION 12.13. Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the 1st day of _________, 199_.


                                    THE CIT GROUP/CONSUMER FINANCE, INC.


                                    By:      ___________________________
                                             Name:
                                             Title:


                                    THE CIT GROUP SECURITIZATION
                                      CORPORATION  III


                                    By:      ___________________________
                                             Name:
                                             Title:


                                    [TRUSTEE]
                                         not in its individual
                                         capacity but solely as
                                         Trustee


                                    By:
                                             Name:
                                             Title:

                   EXHIBITS TO POOLING AND SERVICING AGREEMENT

                                                                       Exhibit A

                          [FORM OF CLASS A CERTIFICATE]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.]


Class A      (Senior)                      No.

Date of Pooling and Servicing Agreement:   Pass-Through Rate:  ____%
As of _____ __, 199_
                                           Denomination:  $__________

Cut-off Date:  _____ __, 199_              Aggregate Denomination of all Class A
                                           Certificates: $_______

First Distribution Date:                   First Distribution Date:
________ __, 199_                          ________ __, 199_

Master Servicer:  The CIT Group/Consumer   CUSIP: _______________

Finance, Inc.

                                HOME EQUITY LOAN
                  SENIOR/SUBORDINATE ASSET BACKED CERTIFICATES,
                          SERIES 199_, CLASS A (SENIOR)


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ___________________ is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of mortgage loans (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after ______ __, 199_) formed and sold by The CIT Group Securitization Corporation III (the "Company"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______ __, 199__, among the Company, as Depositor, The CIT Group/Consumer Finance, Inc., as Seller and Master Servicer, and _____________, as trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the _____ day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each calendar month commencing ______ __, 199_ so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds a Class of Class A Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of the [Class A Distribution Amount] to be distributed to such Class of Class A Certificates. The final scheduled Distribution Date of this Certificate is ______ __, ____ or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all Amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in _____________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:                                            THE CIT GROUP SECURITIZATION
                                                    CORPORATION III


                                                  By:__________________________
                                                         Authorized Officer
[Form of Certificate of Authentication]
This is one of the Certificates referred
to in the within-mentioned Agreement.

_______________________, or [TRUSTEE]
Authenticating Agent

By:________________________                       By:__________________________
                                                        Authorized Signatory

                                                                       Exhibit B

                          [Form of Class B Certificate]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IS MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, INCLUDING A TRANSFER MADE IN ACCORDANCE WITH THE EXEMPTION PROVIDED IN RULE 144A OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND UNLESS SUCH TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.]

Class B (Subordinate)                          No. ____

Date of Pooling and Servicing                  Pass-Through Rate:  ____%
Agreement: As of _____ __, 199_
                                               Denomination:  $_____________

Cut-off Date:  _____ __, 199_                  Aggregate Denomination of all
                                               Class B Certificates:  $________

First Distribution Date:                       Final Distribution Date:
_______ __, 199__                              ____________ __, ____

Master Servicer:  The CIT Group/Consmuer       CUSIP:__________________________
              Finance, Inc.

                                HOME EQUITY LOAN
                  SENIOR/SUBORDINATE ASSET BACKED CERTIFICATES,
                       SERIES 199_, CLASS B (SUBORDINATE)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION III, THE CIT GROUP/CONSUMER FINANCE, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that ___________________ is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of mortgage loans (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after ______ __, 199_) formed and sold by The CIT Group Securitization Corporation III (the "Company"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______ __, 199_, among the Company, as Depositor, The CIT Group/Consumer Finance, Inc., as Seller and Master Servicer, and _____________, as trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the _____ day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each calendar month commencing ______ __, 199_ so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B Certificates with an aggregate Percentage Interest of at least 20% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the [Class B Distribution Amount]. The final scheduled Distribution Date of this Certificate is ______ __, ____ or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account [and the Available Credit Enhancement Amount], to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all Amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in _____________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     [This Certificate has not been registered or qualified under the Securities Act or any state securities law.]

     [No transfer, sale, pledge or other disposition of any Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification.]

     [In the event that (i) registration of a transfer of this Certificate is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, (ii) the Holder of this Certificate delivers an officer's certificate substantially in the form of Exhibit K-1 to the Pooling and Servicing Agreement to each of the Seller and the Trustee, and (iii) the transferee of this Certificate delivers an officer's certificate in the form of Exhibit K-2 to the Agreement to the Seller and the Trustee, the Trustee shall register such transfer.]

     [In the event that registration of a transfer is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws, the Company shall require, in order to assure compliance with the Securities Act, the transferee or the transferor of this Certificate to deliver to the Company and the Trustee either (i) an investment letter from such transferee in the form of Exhibit J to the Agreement, or (ii) an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).]

     [Neither the Company nor the Trustee is obligated to register this Certificate under the Securities Act or under any state securities laws.]

     [No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

     The Company, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:                                            THE CIT GROUP SECURITIZATION
                                                     CORPORATION III


                                                  By:__________________________
                                                         Authorized Officer
[Form of Certificate of Authentication]
This is one of the Certificates referred
to in the within mentioned Agreement.

_______________________, or [TRUSTEE]
Authenticating Agent


By:________________________                       By:__________________________
Authorized Signatory                                   Authorized Signatory

                                                                       Exhibit C

                          [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IS MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, INCLUDING A TRANSFER MADE IN ACCORDANCE WITH THE EXEMPTION PROVIDED IN RULE 144A OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, AND UNLESS SUCH TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.]

Class R (Subordinate)                              No. ___

Date of Pooling and Servicing                      Percentage Interest:  ____%
Agreement:  As of _____ __, 199_

Cut-off Date:  ____ __, 199_

First Distribution Date:
_______ __, 199_

Master Servicer:  The CIT Group/Consumer
              Finance, Inc.

                       HOME EQUITY LOAN SENIOR/SUBORDINATE
                     ASSET BACKED CERTIFICATES, SERIES 199_

                Initial Principal Amount of the Trust: $________

     This certifies that __________ is the registered owner of the undivided Percentage Interest stated above in the Residual Interest in the Trust referred to herein, and entitled to certain distributions with respect to such Trust, which Trust consists of a pool of mortgage loans, including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto on or after ______ __, 199_ (the "Mortgage Loans") formed and sold by The CIT Group Securitization Corporation III (the "Company"). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ______ __, 199_, between the Company, as Depositor, and The CIT Group/Consumer Finance, Inc., as Seller and Master Servicer, and/National Association, as Trustee of the Trust (the "Trustee"). This Class R Certificate is one of the Class R Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class R Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the _____ day (or if such is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each calendar month commencing ______ __, 199_, so long as the Agreement has not been terminated, by check (or, if such Class R Certificateholder holds Class R Certificates with an aggregate Percentage Interest of at least 20% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Distribution Date) to the registered Class R Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month (each such month during the term of this Agreement constituting a "Due Period"), in an amount equal to [the difference between (A) the Amount Available, and (B) the sum of (i) [the Class A Distribution Amount], (ii) [the Class B Distribution Amount], (iii) the Monthly Servicing Fee, (iv) amounts to reimburse the Class R Certificateholder for expenses incurred by and reimbursable to it, [and (v) the Credit Enhancement Fee]]. The final scheduled Distribution Date of this Class C Certificate is ______ __, ____ or the next succeeding Business Day if such date is not a Business Day.

     The Class R Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class R Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class R Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Class R Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class R Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class R Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class R Certificate for registration of transfer at the office or agency maintained by the Trustee in ________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class R Certificates evidencing the same aggregate amount of Class R Certificates will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, this Class R Certificate is exchangeable for new Class R Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

     No transfer of a Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. The Trustee, the Company or CIT Consumer Finance may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and CIT Consumer Finance that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state, and the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither this Certificate nor any beneficial interest herein may be directly or indirectly, assigned, sold, pledged, hypothecated or otherwise transferred except upon satisfaction of the conditions set forth in Section 9.02(d) of the Agreement pursuant to which this Certificate was issued. Any attempted transfer in violation of such restrictions shall be null and void and shall vest no rights in any purported transferee, and shall subject the Holder hereof to liability for any tax imposed (and related expenses, if any) with respect to such attempted transfer.

     No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     [The holder of this Class R Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Certificates shall be "regular interests" in the REMIC and the Class R Certificates shall be the "residual interest" in the REMIC.]

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purposes.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:                                             THE CIT GROUP SECURITIZATION
                                                     CORPORATION III


                                                   By:_________________________
                                                          Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within mentioned Agreement.

_______________________, or [TRUSTEE]
Authenticating Agent


By______________________                           By:_________________________
Authorized Signatory                                     Authorized Signatory

                                                                       Exhibit D

                              [FORM OF ASSIGNMENT]

     In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of ______ __, 199_, among The CIT Group/Consumer Finance Inc. ("CIT Consumer Finance"), The CIT Group Securitization Corporation III (the "Company"), and __________________________ Chicago, as trustee (the "Trustee"), the Company does hereby sell, transfer, assign, set over and otherwise convey to the Trust created by the Agreement, to be held in trust as provided in the Agreement, (i) all the right, title and interest of the Company in and to the Mortgage Loans, including, without limitation, the security interest created thereby and any related Mortgages and all interest and principal received by the Company on or with respect to the Mortgage Loans (other than principal and interest due on the Mortgage Loans before the Cut-off Date or the date of origination, if later), (ii) all rights under any Hazard Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the creditor of such Mortgage Loan, (iii) the proceeds from any Mortgage Loan Holders' Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Mortgaged Properties,
(iv) all documents contained in the Mortgage Loan Files, and (v) all proceeds in any way derived from any of the foregoing. All capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of ______ __, 199_.

                                              THE CIT GROUP SECURITIZATION
                                                CORPORATION III


                                              By:__________________________
                                                     Name:
                                                     Title:

                                                                       Exhibit E

                      THE CIT GROUP/CONSUMER FINANCE, INC.

                             CERTIFICATE OF OFFICERS

     The undersigned certify that they are the [title] and [title], respectively of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CIT Consumer Finance"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CIT Consumer Finance in connection with the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CIT Consumer Finance, The CIT Group Securitization Corporation III and _______________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of CIT Consumer Finance, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the By-laws of CIT Consumer Finance, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of CIT Consumer Finance contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of their knowledge, the representations and warranties of CIT Consumer Finance contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to CIT Consumer Finance has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or lapse of time or both, would become an Event of Termination under the Agreement; and

          (v) each of the agreements and conditions of CIT Consumer Finance to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ______ day of ______ __, 199_.


                                                  _________________________
                                                  [Name]
                                                  [Title]


                                                  _________________________
                                                  [Name]
                                                  [Title]

                                                                       Exhibit F

                 [FORM OF OPINION OF COUNSEL FOR THE CIT GROUP/
                            CONSUMER FINANCE, INC.]

                                                                       Exhibit G

               FORM OF TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

     ______________________________, a National Banking Association organized under the laws of the United States, acting as trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement dated as of ______ __, 199_ among The CIT Group Securitization Corporation III, The CIT Group/Consumer Finance, Inc. and the Trustee (the "Agreement"), acknowledges, pursuant to Section 2.03 of the Agreement, that the Trustee has received, and holds in trust thereunder the following: (i) all right, title and interest in the mortgage loans (including, without limitation, all security interests and any and all rights to receive payments which are due pursuant thereto from and after ______ __, 199_, but excluding any rights to receive payments which were due pursuant thereto prior to ______ __, 199_), identified in the List of Mortgage Loans delivered pursuant to Section 2.02(a) of the Agreement, which list of Mortgage Loans is also attached as an Exhibit to the Agreement, (ii) all rights under any Hazard Insurance Policy relating to a Mortgaged Property securing a Mortgage Loan for the benefit of the creditor of such Mortgage Loan and all rights under any blanket hazard insurance policy and the proceeds from any Mortgage Loan Holders' Errors and Omissions Protection Policy, to the extent they relate to the Mortgaged Properties, (iii) all documents contained in the Mortgage Loan Files, provided that the Mortgage Loan Files will be held by the Master Servicer, as custodian, for the benefit of the Certificateholders and the Trustee, and (iv) all proceeds in any way derived from any of the foregoing. The Trustee shall issue to, or upon the order of, the Company Certificates representing ownership of a beneficial interest in 100% of the Trust. Capitalized terms used herein have the meanings given them in the Agreement.

     IN WITNESS WHEREOF, ________________________________, as Trustee, has
caused this acknowledgment to be executed by its duly authorized officer as of this ___ day of ______, 199_.


                                                 [TRUSTEE], as Trustee


                                                 By_____________________
                                                 Its____________________


                                                 By_____________________
                                                 Its____________________

                                                                       Exhibit H

                      THE CIT GROUP/CONSUMER FINANCE, INC.

                        CERTIFICATE OF SERVICING OFFICERS

     The undersigned certify that they are the [title] and [title], respectively of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CIT Consumer Finance"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CIT Consumer Finance pursuant to Section 6.02 of the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CIT Consumer Finance, The CIT Group Securitization Corporation III and ____________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     The Monthly Report for the period from _________ to _______ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of _____, 199_.

                                   THE CIT GROUP/CONSUMER FINANCE, INC.


                                   By_________________________________
                                            [Name]
                                            [Title]


                                   By_________________________________
                                            [Name]
                                            [Title]

                                                                     Exhibit I-1

                      THE CIT GROUP/CONSUMER FINANCE, INC.


                   CERTIFICATE REGARDING REPURCHASED CONTRACTS


     The undersigned certify that they are [title] and [title], respectively of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CIT Consumer Finance"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CIT Consumer Finance pursuant to Section 3.05(a) of the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CIT Consumer Finance, The CIT Group Securitization Corporation III and ____________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that :

     1. The Mortgage Loans on the attached schedule are to be repurchased on the date hereof pursuant to Section 3.05 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Mortgage Loans, such Mortgage Loans may be assigned by the Trustee to CIT Consumer Finance.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                   THE CIT GROUP/CONSUMER FINANCE, INC.


                                   By:_______________________________
                                            [Name]
                                            [Title]


                                   By:_______________________________
                                            [Name]
                                            [Title]

                                                                     Exhibit I-2

                      THE CIT GROUP/CONSUMER FINANCE, INC.


                   CERTIFICATE REGARDING SUBSTITUTED CONTRACTS


     The undersigned certify that they are [title] and [title], respectively of The CIT Group/Consumer Finance, Inc., a corporation organized under the laws of Delaware ("CIT Consumer Finance"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CIT Consumer Finance pursuant to Section 3.05(b) of the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among CIT Consumer Finance, The CIT Group Securitization Corporation III and _______________________________, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Mortgage Loan and Mortgage Loan File for each such Eligible Substitute Mortgage Loan [are being held by CIT Consumer Finance, as Master Servicer] [have been delivered to ______, the successor Master Servicer].

     2. The Mortgage Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Mortgage Loan is an Eligible Substitute Mortgage Loan [description, as to each Mortgage Loan, as to how it satisfies the definition of "Eligible Substitute Mortgage Loan"].

     3. The UCC-1 financing statements in respect of the Mortgage Loans to be substituted, in the form required by Section 3.05(b)(iii) of the Agreement, has been filed with the appropriate offices.

     [4. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Certificate Balance of each Replaced Mortgage Loan exceeds the Scheduled Certificate Balance of each Mortgage Loan being substituted therefor.]

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                    THE CIT GROUP/CONSUMER FINANCE, INC.


                                    By:_______________________________
                                             [Name]


                                    [Title] By:_______________________________
                                             [Name]
                                             [Title]

                                                                       Exhibit J

                            FORM OF INVESTMENT LETTER



                                     [Date]


The CIT Group Securitization Corporation III
650 CIT Drive
Livingston, New Jersey  07039
Attention:  President

The CIT Group/Consumer Finance, Inc.
650 CIT Drive
Livingston, New Jersey  07039
Attention:  President

[            ]

    Re: Purchase of $_______ Principal Amount of The CIT Group Securitization Corporation III Home Equity Loan Senior/Subordinate Asset Backed Certificates Series 199_ - Class [B] [R] Certificates

Dear Sirs:

     In connection with our purchase of the above referenced Certificates (the "Certificates"), the undersigned (the "Purchaser") hereby certifies and agrees on behalf of the Purchaser:

          1. The Purchaser is an accredited investor and is acquiring the Certificates for its own account or accounts for which it exercises sole investment discretion and not with a view to, or for sale in connection with, any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

          2. The Purchaser has received (a) a copy of the __________ dated ______ __, ____, relating to the Certificates, (b) a copy of the Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Pooling and Servicing Agreement"), among The CIT Group Securitization Corporation III, the CIT Group/Consumer Finance, Inc. and __________________, as Trustee, and (c) other information concerning the Certificates and the Mortgage Loans (as defined in the Pooling and Servicing Agreement) requested by the Purchaser and relevant to the Purchaser's decision to purchase the Certificates.

          3. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and the Purchaser is able to bear the economic risks of such an investment.

          4. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates by the Purchaser.

          5. The Purchaser understands that the Certificates have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), that neither the Company, the Seller nor the Trust (as such terms are defined in the Pooling and Servicing Agreement) is required to so register the Certificates, and that the Certificates may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration thereunder is available.

          6. If the Purchaser sells any of the Certificates, the Purchaser, at its option, will either (a) obtain from any accredited investor that purchases any Certificate from it a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1, 2(b), 3 through 5 and this paragraph 6, (b) deliver an opinion of counsel to such institutional investor, addressed to the Seller, the Master Servicer and the Trustee (as such terms are defined in the Pooling and Servicing Agreement), to the effect that such sale is in compliance with all applicable federal and state securities laws, or (c) comply with the requirements of paragraph Second of Section 9.02(b) of the Pooling and Servicing Agreement.

                                        Very truly yours,



                                        _______________________________________
                                                   (Name of Purchaser)

                                        By:____________________________________
                                                   (Authorized Officer)

                                                                     Exhibit K-1


                       [FORM OF TRANSFEROR'S CERTIFICATE]

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                HOME EQUITY LOAN
                  SENIOR/SUBORDINATE ASSET BACKED CERTIFICATES
                                   SERIES 199_
                  ____________________________________________


     The undersigned, a duly authorized representative of _______________ (the "Transferor"), pursuant to the Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Pooling and Servicing Agreement"), among The CIT Group Securitization Corporation III (the "Company"), The CIT Group/Consumer Finance, Inc. and ______________________________, as trustee (the "Trustee"), does hereby certify to the Company and the Trustee that:

          1. The undersigned is duly authorized to execute and deliver this Certificate to the Trustee and to the Company.

          2. This Certificate is delivered pursuant to Section 9.02(b) of the Pooling and Servicing Agreement.

          3. In connection with the transfer (the "Transfer") of Investor Certificate No. [B-_] [R-_] from the Transferor to _________ (the "Transferee"):

          (a) the Transferor reasonably believes the Transferee to be a Qualified Institutional Buyer as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended; and

          (b) registration of the Transfer is to be made in reliance upon the exemption from transfer contained in Rule 144A.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ______, ____.

                                    ______________________________
                                    Name:
                                    Title:

                                                                     Exhibit K-2

                       [FORM OF TRANSFEREE'S CERTIFICATE]

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                HOME EQUITY LOAN
                  SENIOR/SUBORDINATE ASSET BACKED CERTIFICATES
                                   SERIES 199_
                  ____________________________________________


     The undersigned, a duly authorized representative of _______________ (the "Transferee"), pursuant to the Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Pooling and Servicing Agreement"), among The CIT Group Securitization Corporation III (the "Company"), The CIT Group/Consumer Finance, Inc. and ____________________, as trustee (the "Trustee"), does hereby certify to the Company and the Trustee that:

          1. The undersigned is duly authorized to execute and deliver this Certificate to the Trustee and to the Company.

          2. This Certificate is delivered pursuant to Section 9.02(b) of the Pooling and Servicing Agreement.

          3. In connection with the transfer (the "Transfer") of Investor Certificate No. [B-_] [R-_] from _______________ (the "Transferor") to the
     Transferee:

          (a) the Transferee is a Qualified Institutional Buyer as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act");

          (b) the Transferee acknowledges that the Transferor, the Company and the Trustee are relying upon the Transferee's representations set forth herein in order to claim the exemption from registration contained in Rule 144A;

          (c) [the Transferee requested information from the Master Servicer concerning the assets of the Trust, and received from the Master Servicer a copy of the monthly statements relating to the Trust for the period through _____, ____ [,] [and] the disclosure document annexed hereto as Annex 1 [and _____________.]


          OR

          [(c) the Transferee did not request information from the Master Servicer and the Trust Assets.]

     The Transferee acknowledges that the Certificate referred to above has not been registered under the Securities Act or under any state securities or "Blue Sky" laws, in reliance upon exemptions provided by such Acts.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of ______, ____.


                                          _____________________________
                                          Name:
                                          Title:

                                                                       Exhibit L

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                HOME EQUITY LOAN
                         SENIOR/SUBORDINATE ASSET BACKED
                            CERTIFICATES, SERIES 199_
                                 MONTHLY REPORT

                                                          DISTRIBUTION DATE:____


                              CLASS A CERTIFICATES


Distribution Amounts

1.       Aggregate Class A Distribution                          $_____________

2.       Aggregate Class B Distribution                          $_____________

3.       Aggregate Class R Distribution                          $_____________


Interest

1.       Aggregate Class A Interest                              $_____________

2.       Amount applied to Unpaid                                $_____________
         Class A Interest Shortfall

3.       Remaining Unpaid Class A                                $_____________
         Interest Shortfall


Principal
4.       Formula Principal Distribution Amount                   $_____________

         (a)      Scheduled Principal                            $_____________

         (b)      Principal Prepayments                          $_____________

         (c)      Liquidated Mortgage Loans                      $_____________

         (d)      Repurchases                                    $_____________

5.       Pool Scheduled Certificate Balance                      $_____________

[6.      Class A Scheduled Principal Deficiency
         Amount (if any) following prior
         Distribution Date                                       $_____________]

7.       Class A Principal Distribution Amount                   $_____________

8.       Class A Certificate Balance                             $_____________

9.       Class B Certificate Balance                             $_____________

[10.     Class A Scheduled Principal Deficiency
         Amount (if any) following current
         Distribution Date                                       $_____________]

11.      Class A Pool Factor (Pool Scheduled
         Certificate Balance divided by Cut-off
         Date Certificate Balance)                               $_____________

Delinquency Information
                                                        Aggregate Principal
                                           Number             Balance
                                           ------             -------
12.      Delinquent Mortgage Loans
         (a)      30-59 days               ______       $__________________
         (b)      60-89 days               ______       $__________________
         (c)      90 days or more          ______       $__________________

13.      Foreclosed Mortgage Loans         ______       $__________________

14.      Foreclosed Mortgage Loans
         Remaining in Inventory            ______       $__________________


                          CLASS B/CLASS R CERTIFICATES

Amount Available                                                 $_____________

[Available Credit Enhancement Amount]                            $_____________

Class B Certificates


Interest

1.       Aggregate Class B Interest                              $_____________

2.       Amount applied to Unpaid
         Class B Interest Shortfall                              $_____________

3.       Remaining Unpaid Class B
         Interest Shortfall                                      $_____________


Principal

4.       Aggregate Principal (until
         Class A Certificate Balance reaches zero,
         Aggregate Principal equals Class B
         Principal Loss Liquidation Amount)                      $_____________

5.       Principal Prepayments                                   $_____________

6.       Class B Principal Loss Liquidation
         Amount                                                  $_____________

7.       Amount, if any, by which the [Class B
         Distribution  Amount]  for such  Remittance
         Date  exceeds  the  Amount Available in the
         Certificate  Account  available for
         distributions  on Class B Certificates
         on such Distribution Date.                              $_____________

[8.      Class B Enhancement Payment                             $_____________]

9.       Class B Certificate Balance                             $_____________


Class R Certificates

10.      Class R Residual Payment                             $_________

         a.       The amount (if any) by which
                  the Amount Available exceeds
                  the [Class A Distribution
                  Amount] and the Class
                  B Distribution
                  Amount].                                    $_________

                                                                       EXHIBIT M

                           FORM OF TRANSFER AFFIDAVIT

DATE OF                          )
                                 :     ss.:
COUNTY OF                        )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in the Class R Certificate of the Home Equity Loan Senior/Subordinate Asset Backed Certificates Series ____, issued pursuant to the Pooling and Servicing Agreement, dated as of ______ __, 199_ (the "Agreement"), among The CIT Group Securitization Corporation III, The CIT Group/Consumer Finance, Inc. and _____________________________, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to take this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another person and has attached hereto an Affidavit from such person in substantially the same form as this Affidavit. The Transferee has no knowledge that any such Affidavit is false.

     3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of Ownership Interests in the Class R Certificate to persons that are not permitted Transferees; (ii) such tax would be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a person that is not a permitted Transferee, on such agent; and (iii) the person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnishes to such person an affidavit that such subsequent Transferee is a Permitted transferee and, at the time of Transfer, such person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised and understands that a tax shall be imposed on a "pass-through entity" holding Ownership Interest in the Class R Certificate if at any time during the taxable year of the pass-through entity a person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 9.02 of the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Class R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfers and mandatory sales. The Transferee expressly agrees to be bound by and abide by the provisions of Section 9.02 of the Agreement and the restrictions noted on the face of the Class R Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the attempted Transfer null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any person to whom the Transferee attempts to Transfer its Ownership Interest in the Class R Certificate, and in connection with any Transfer by a person for whom the Transferee is acting as nominee, trustee or agent. The Transferee agrees to not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee represents and warrants that (i) no purpose of its purchase of an Ownership Interest in the Class R Certificates is or will be to impede the assessment or collection of any tax, and (ii) it has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificate.

     8. The Transferee's taxpayer identification number is ___________.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this ___ day of __________.


                                               [NAME OF TRANSFEREE]


                                               By:  ________________________
                                                        Name:
                                                        Title:

                                                                       EXHIBIT N

                             LIST OF MORTGAGE LOANS



--------
1 Class B definitions apply only where the regular interests in the REMIC are represented by a senior (Class A) and a subordinated (Class B) class.

                                      N-1